Exhibit 10.1

REAL ESTATE BANKING

Construction Loan Agreement

DATED AS OF May 7, 2021

BY AND AMONG

RIVERBEND OLD STATESVILLE, LLC,

a North Carolina limited liability company,

AS BORROWER,

AND

JPMORGAN CHASE BANK, N.A.,

AS LENDER

TABLE OF CONTENTS

ARTICLE I: DEFINED TERMS1

ARTICLE II: LOAN TERMS12

ARTICLE III: GENERAL COVENANTS; CONSTRUCTION18

ARTICLE IV: REPRESENTATIONS AND WARRANTIES25

ARTICLE V: INSURANCE27

ARTICLE VI: DEFAULTS AND REMEDIES30

ARTICLE VII: MISCELLANEOUS34

EXHIBITS

Exhibit A--Legal Description

Exhibit B--Closing Conditions

Exhibit C--Advances

Exhibit D--Litigation against Borrower, the Property or Guarantor

Exhibit E--Borrower’s Compliance Certificate

Exhibit F--Guarantor’s Compliance Certificate

CLA (v08.26.2020)

Exhibit G--Budget

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CONSTRUCTION LOAN AGREEMENT

This Construction Loan Agreement (the “Agreement”) dated as of this 7th day of May, 2021, by and between Riverbend Old Statesville, LLC, a North Carolina limited liability company (“Borrower”), and JPMorgan Chase Bank, N.A., a national banking association (“Lender”).

RECITALS

A.Borrower owns all of that certain real property located in the City of Charlotte, County of Mecklenburg and State of North Carolina more particularly described in Exhibit A (the “Land”), and Borrower proposes to construct or cause to be constructed upon the Land certain improvements consisting of 141,360 square feet in accordance with the Plans and Specifications and as required under the Amazon Lease (as defined below); and

B. Borrower has requested, and Lender has agreed to provide, financing to Borrower for the construction of such improvements on the terms and conditions herein.

Now, therefore, the parties agree as follows:

ARTICLE I: DEFINED TERMS

1.01Definitions. The following terms shall have the following meanings:

“15% Equity Contribution Requirement” means the contribution of capital by Borrower into the Project of one or more of the following: cash (excluding land costs), unencumbered readily marketable assets, approved out-of-pocket development expenses (“Cash Equity”) and the as-is appraised value of any contributed real property and improvements as determined by Lender based on its review of the Appraisal (accepted pursuant to Exhibit C), in each case as approved by Lender, that is equal to at least fifteen percent (15%) of the As-Completed Appraised Value of the Project as of the Closing Date. For the avoidance of doubt, the 15% Equity Contribution Requirement is not a separate equity requirement, but is a part of Borrower’s total equity requirements herein.

“Advance” means a disbursement by Lender of any principal of the Loan.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly, Controls or is Controlled by or is under common Control with the Person specified.

“Amazon Guaranty” means that certain Limited Parent Guaranty dated effective as of March 23, 2021, executed by Amazon Parent in favor of Borrower, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Amazon Lease” means that certain Lease Agreement dated effective as of March 23, 2021 by and between Borrower, as landlord, and Amazon, as tenant, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Amazon Parent” means Amazon.com Inc., a Delaware corporation.

“Amazon Tenant” means Amazon.com Services LLC, a Delaware limited liability company.

“Annual Debt Service” means, as of any date of determination, annual debt service on a loan with a principal amount equal to the Commitment on such date of determination, assuming (a) a fixed rate of interest per annum equal to the greatest of (i) the Interest Rate as of such date of determination, (ii) the annual yield to maturity as

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of such date of determination of a ten (10) year United States Treasury Note in the amount of such loan plus two and one-quarter of one percent (2.25%) per annum, or (iii) six percent (6.0%) per annum, and (b) mortgage-style amortization of such loan over a period of thirty (30) years.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means 0.65% with respect to the CB Floating Rate, 1.65% with respect to the LIBOR Rate, and 1.65% with respect to the Daily Floating LIBOR Rate; provided, however, that the Applicable Margin shall be reduced to 0.40% with respect to the CB Floating Rate, 1.40% with respect to the LIBOR Rate, and 1.40% with respect to the Daily Floating LIBOR Rate, in each case, upon satisfaction of the following conditions, as determined by Lender in its reasonable discretion: (i) Substantial Completion of the Improvements has occurred; (ii) Amazon has accepted the Project in accordance with the terms and conditions of the Amazon Lease, (iii) the Amazon Lease has commenced and no default or event of default has occurred and is continuing thereunder, and (iv) no Default or Unmatured Default has occurred and is continuing.

“Appraisal” means a written appraisal of the market value of the Property that (i) has been independently prepared by a qualified appraiser directly engaged by Lender, (ii) complies with all applicable federal and state laws and regulations dealing with appraisals or valuations of real property, and (iii) has been reviewed as to form and content and approved by Lender, in its reasonable discretion.

“Appraised Value” means the “as-stabilized” value of the Property as determined by Lender based upon its review of the Appraisal.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) Lender, (b) an Affiliate of Lender or (c) an entity or an Affiliate of an entity that administers or manages Lender.

“Approved Lease” means (a) the Amazon Lease, and (b) any other Lease specifically approved by Lender in writing.

“Architect” means Prime Engineering, Inc., a Georgia professional corporation.

“Architect’s Certificate” means a certificate of Architect in form and substance acceptable to Lender.

“Architect’s Contract” means the Agreement for Consulting Services between GLNCM, LLC and Architect dated as of November 16 2020, relating to the design of the Improvements, as amended from time to time.

“Architect Subordination Agreement” means the Consent to Assignment of Agreement with Architect and of Plans and Specifications dated as of May 5, 2021, executed by Architect in favor of Lender, as amended from time to time.

“As-Completed Appraised Value” means the “as completed” value, as determined by Lender based upon its review of the Appraisal of the Property accepted pursuant to Exhibit C.

“Balancing Deposit” has the meaning in Section 2.02(e).

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“BAQ” means that certain Borrower Administrative Questionnaire Form executed by Borrower in favor of Lender for this Loan.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. Section 1010.230.

“Borrower’s Equity Requirement” means an amount equal to all equity contributed to the Project described in Exhibit C.

“Borrowing Date” means a date on which an Advance is made under this Agreement.

“Borrower Financing Statement” means the UCC financing statement covering the security interests in personal property granted by Borrower to Lender in the Loan Documents for filing with the Secretary of State of the State of North Carolina.

“Borrower’s Funds Account” has the meaning in Section 2.02(e).

“Borrowing Request” means a request by Borrower for an Advance in accordance with Section 2.02(c) and Exhibit C.

“Budget” means the line item breakdown of all Project Costs incurred or estimated to be incurred with respect to the Improvements attached as Exhibit G.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with the LIBOR Rate, the term “Business Day” will also exclude any day on which banks are not open for general business in London.

“CB Floating Rate” means, for any day, the Prime Rate on such day; provided that the CB Floating Rate for any day shall never be less than the LIBOR Rate plus 2.50% on such day (or if such day is not a Business Day, the immediately preceding Business Day). For purposes of this definition the LIBOR Rate shall never be less than zero. Any change in the CB Floating Rate shall be effective from and including the effective date of such change.

“Closing Date” is the earlier of the date of the Initial Advance, or the date all the conditions to the closing of the Loan have been satisfied, including recordation, or Lender’s authorization of recordation, of the Security Instrument.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, the commitment of Lender to make the Loan in an amount not exceeding $28,400,000.00, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Completion Date” means the earlier of January 31, 2022, as may be extended as a result of the occurrence of Force Majeure Causes.

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“Completion Guaranty” means the Completion Guaranty dated the same date as this Agreement executed by Guarantor in favor of Lender, as amended from time to time.

“Construction Contract” means that certain Construction Manager Contractor Agreement dated March 17, 2021, by and between Borrower, GLNCM, LLC, as Construction Manager, and the Contractor for construction of the Improvements, as amended from time to time.

“Construction Schedule” means a construction schedule for the Improvements in form and substance satisfactory to Lender.

“Contractor” means Intercom Building Company, LLC, a North Carolina limited liability company.

“Contractor Subordination Agreement” means the Consent to Assignment of Construction Agreement dated as of April 16, 2021, executed by Contractor in favor of Lender, as amended from time to time.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Daily Floating LIBOR Rate” means for any day the rate for borrowed funds in the interbank market in London in United States dollars for maturities of one month, rounded upwards if necessary to the next 1/16 of 1%, as determined at approximately 11:00 a.m. London time on that day. The Daily Floating LIBOR Rate for any day that is not a Business Day shall be the Daily Floating LIBOR Rate determined on the immediately preceding Business Day. Such rate shall be determined by Lender based upon the London Interbank Offered Rate as administered by the ICE Benchmark Administration (or any other entity that takes over administration of such rate for United States dollars). Any Daily Floating LIBOR Rate less than 0.0% shall be deemed to be 0.0% for purposes of this Agreement.

“Debt Service Coverage Ratio” means, as of any determination date, the ratio of NOI as of such determination date to Annual Debt Service as of such determination date.

“Debt Yield” means the ratio of (i) NOI to (ii) the then-outstanding Commitment.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies or recourse of creditors generally, including the United States Bankruptcy Code and all amendments, as are in effect from time to time during the term of the Loan.

“Default” has the meaning in Section 6.01.

“Default Rate” has the meaning in Section 2.04(b).

“Developer Fee” means the fee payable to Borrower, as developer, under the Development Agreement and identified in the Budget.

“Development Agreement” means that certain Development Agreement with an effective date of March 23, 2021 by and between Borrower and Amazon, as amended from time to time.

“Draw Package” has the meaning in Exhibit C.

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“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Employee Benefit Plan” means an employee benefit plan as defined in Section 3(3) of ERISA, maintained, sponsored by or contributed to by Borrower or any ERISA Affiliate.

“Engineer” means Oak Engineering, PLLC, a North Carolina professional limited liability company.

“Engineer’s Contract” means that certain Agreement for Consulting Services between GLNCM, LLC and Engineer dated as of November 13, 2020, as amended from time to time.

“Engineer Subordination Agreement” means the Consent To Assignment Of Agreement With Engineer And Of Plans And Specifications dated as of April 16, 2021, executed by Engineer in favor of Lender, as amended from time to time.

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement dated the same date as this Agreement executed by Borrower and Guarantor in favor of Lender, as amended from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Extension” means each extension of the Maturity Date pursuant to Section 2.07.

“Flood Insurance Requirements” means Lender has received evidence indicating whether the Improvements or any part thereof are or will be located within a one hundred year flood plain or other area identified by Lender as having high or moderate risk of flooding or identified as a special flood hazard area as defined by the Federal Emergency Management Agency, and, if so, a flood notification form signed by Borrower and evidence that the flood insurance required by Article V of this Agreement is in place for such Improvements and contents, if applicable, all in form, substance and amount satisfactory to Lender.

“Flood Laws” means the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, the Biggert-Waters Flood Insurance Act of 2012, as such statutes may be amended or re-codified from time to time, any substitutions, any regulations promulgated under such Flood laws, and all other Legal Requirements relating to flood insurance.

“Force Majeure Causes” has the meaning in Section 3.12(b).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority ,instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” means Indus Realty Trust, Inc., a Maryland corporation.

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“Hard Costs” means costs for work, labor and materials required to construct the Improvements, including those costs identified as “Hard Costs” on the Budget including Tenant Improvement Costs.

“Improvements” means the improvements contemplated by the Plans and Specifications.

“Initial Advance” means the first Advance made in accordance with the terms of this Agreement.

“Initial Maturity Date” means May 7, 2023.

“Inspecting Professional” means CM Advisors, Inc., or any successor selected by Lender.

“Interest Adjustment Date” means the day in each calendar month commencing after the Initial Advance which numerically corresponds to the date of the Initial Advance, provided, however, that (a) if any Interest Adjustment Date would be on a day other than a Business Day, such Interest Adjustment Date shall be the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Adjustment Date shall be the next preceding Business Day and (ii) if, for any calendar month, there is no day numerically corresponding to the date of the Initial Advance, Interest Adjustment Date for such calendar month shall be the last Business Day of such month.

“Interest Payment Date” means the fifth (5th) day of each month and the Maturity Date.

“Interest Period” means on any date of determination with respect to any Advance accruing interest at the LIBOR Rate, the period commencing on the then most recent Interest Adjustment Date (provided, however, that with respect to the Initial Advance, the initial Interest Period shall commence on the date of the Initial Advance) and ending on the date immediately prior to the next Interest Adjustment Date.

“Interest Rate” has the meaning in Section 2.04(a).

“IRS” means the United States Internal Revenue Service.

“Lease” means any lease or other agreement for the use and occupancy of all or any portion of the Property, whether now in existence or hereafter arising.

“Leasing Commissions” means a leasing commission payment owing to a leasing agent in connection with an Approved Lease.

“Leasing Costs” means Tenant Improvement Costs and Leasing Commissions.

“Legal Requirements” means any and all judicial decisions, statutes, rulings, directions, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to the Loan, Borrower or any of its Affiliates or the Property or any of their respective property, including the ownership, division, use, occupancy, possession, operation, maintenance, alteration, repair or construction thereof.

“Lessee” means a tenant under a Lease.

“Liabilities” has the meaning in Section 7.03(c).

“LIBOR Rate” means for any day the rate for borrowed funds in the interbank market in London in United States dollars for maturities of one month, rounded upwards if necessary to the next 1/16 of 1%, as determined at approximately 11:00 a.m. London time two (2) Business Days prior to such date. Such rate shall be determined

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by Lender based upon the London Interbank Offered Rate as administered by the ICE Benchmark Administration (or any other entity that takes over administration of such rate for United States dollars). Any LIBOR Rate less than 0.0% shall be deemed to be 0.0% for purposes of this Agreement, provided that the foregoing floor shall not be applied to determine the LIBOR Rate as used in the definition of “CB Floating Rate”.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Guaranty” means the Limited Guaranty dated the same date as this Agreement executed by Guarantor in favor of Lender, as amended from time to time, with respect to certain acts of Borrower.

“Line Item Cost Savings” means the portion of any Budget line item which Borrower demonstrates to the satisfaction of Lender is unnecessary for full payment of the cost or expense covered by such Budget line item.

“Loan” means the loan made by Lender pursuant to this Agreement.

“Loan Documents” means this Agreement, including the schedules, exhibits, the Note, the Security Instrument, the Completion Guaranty, the Limited Guaranty, the Environmental Indemnity Agreement, the Architect Subordination Agreement, the Contractor Subordination Agreement, the Engineer Subordination Agreement, and any and all other documents now or hereafter executed by Borrower, Guarantor or any other guarantor of the Obligations or any portion thereof evidencing, guarantying, securing or otherwise pertaining to the Obligations, including any amendments, modifications or supplements or waivers, UCC filings, and any other documents prepared in connection with the other Loan Documents.

“Loan-to-Cost Ratio” means the ratio, expressed as a percentage, of (a) the Commitment to (b) the total amount of Project Costs.

“Loan-to-Value Ratio” means the ratio, expressed as a percentage, of (a) the Commitment to (b) the Appraised Value.

“Maturity Date” means the Initial Maturity Date as such date may be extended pursuant to Section 2.07.

“Minimum Debt Yield” has the meaning given to such term in Section 3.20.

“NOI” means, as of any date of determination, an amount equal to (i) Total Revenues, as of such date of determination, minus (ii) Property Operating Expenses as of such date of determination, in each case construed in accordance with generally accepted accounting principles consistently applied.

“Note” means the Promissory Note made by Borrower to the order of Lender, as amended from time to time.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loan, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other indebtedness, liabilities or obligations of Borrower to Lender, or any indemnified party arising under the Loan Documents.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

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“Operating Costs” means the costs and expenses for the operation and maintenance of the Project.

“Permitted Encumbrances” means (a) Liens and security interests granted pursuant to the Loan Documents, (b) the items on Schedule B of the Title Policy, (c) customary easements entered into by Borrower in connection with the Project which Lender in its commercially reasonable judgment has determined would have no material adverse effect on the use or value of the Property, and (d) documents required to be recorded by applicable law which have no material adverse effect on the use or value of the Property.

“Permitted Indebtedness” means (a) the Obligations, (b) obligations outstanding under the Construction Contract in such amounts as are normal and reasonable under the circumstances, provided that such debt is not evidenced by a note and is paid when due (or is being disputed in good faith by the Borrower in accordance with the terms and conditions of the Loan Documents), (c) trade debt incurred in the ordinary course of the Project in such amounts as are normal and reasonable under the circumstances, provided that such debt is not evidenced by a note and is paid when due (or is being disputed in good faith by the Borrower in accordance with the terms and conditions of the Loan Documents) and provided in any event that the outstanding principal balance of such debt does not exceed at any one time one percent 1% of the Commitment, and (d) equipment leases entered into in the ordinary course of the Project.

“Permitted Transfer” means any of the following transactions (each an “Indirect Transfer”), if and only if, the Permitted Transfer Requirements are satisfied with respect to such Indirect Transfer:

(i)any transfer, sale (whether by merger or otherwise), encumbrance or issuance of, publicly traded stock, publicly traded securities or other publicly traded ownership interests in any Person that directly or indirectly owns an interest in Borrower, including a merger, consolidation or other business combination with respect to such Person, or a sale of all or substantially all of such Person’s assets (other than the Property); or

(ii)transfers or encumbrances of direct or indirect interests in Borrower or any direct or indirect owners of Borrower (including transfers of interests to non-”United States persons” within the meaning of the Code).

“Permitted Transfer Requirements” means, collectively, the following requirements with respect to any Indirect Transfer:

(i)After such Indirect Transfer, Guarantor, directly or indirectly (a) owns more than 51% of the ownership interests in Borrower and (b) Controls Borrower;

(ii)If the transfer will result in there being a direct or indirect owner of twenty-five percent (25%) or more of Borrower (other than an entity that owns, directly or indirectly, twenty-five percent (25%) or more of Borrower as of the date of this Agreement), Borrower has given Lender at least thirty (30) days prior written notice of such transfer, Borrower has provided to Lender such information about the transferee as Lender may reasonably request and Lender has conducted its customary background, underwriting and internal compliance checks as to the transferees and shall be satisfied with the results in its commercially reasonable judgment;

(iii)Except for transfers of publicly traded interests in accordance with subparagraph (a) of the definition of Permitted Transfers, such Indirect Transfer: (i) will not result in the representations in Sections 4.01(k) and (l) to not be true, or (ii) will not result in a violation of applicable U.S. Federal law or regulation for Lender to have a loan outstanding to a borrower in which such proposed transferee owns a direct or indirect interest; and

(iv)No Default exists or will occur upon the consummation of such Indirect Transfer.

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plans and Specifications” means the final plans and specifications for the Improvements accepted by Lender and approved by all applicable Governmental Authorities, as amended from time to time in accordance with this Agreement.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Lender) or any similar release by the Federal Reserve Board (as determined by Lender). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Project” means the acquisition of the Land, construction of the Improvements and the leasing and operation of the Improvements.

“Project Costs” means, on the applicable date of determination, all Hard Costs, Soft Costs, Property Acquisition Costs, Leasing Costs and Property Operating Expenses through the date then currently projected for the commencement of Amazon Tenant’s obligation to pay base rent under the Amazon Lease.

“Project Documents” means the Development Agreement and any other agreement relating to the ownership, financing, development or operation of the Improvements to which Borrower is a party or beneficiary; provided, however, Project Documents do not include the Loan Documents, the Leases, the Architect’s Contract, the Engineer’s Contract, the Construction Contract or any subcontract relating to the construction of the Improvements.

“Property Acquisition Costs” means total costs to acquire the Property in the amount of $7,250,000.

“Property” means the Land and the Improvements.

“Property Operating Expenses” means, as of any date of determination, the sum (without duplication) of the following for the most recently completed 3 month period, annualized: (a) all expenses incurred in connection with the greater of actual expenses or appraised expenses required for the Project including utilities, ordinary repairs and maintenance and insurance premiums, and (b) property management fees for the Project in an amount equal to the greater of the actual property management fees incurred or three percent (3%) of Total Revenues for the applicable period. Property Operating Expenses will be subject to such adjustments as are required in Lender’s judgment and will be subject to appropriate adjustment for assessed real estate taxes and seasonal and other adjustments as approved by Lender. Property Operating Expenses excludes debt service charges, depreciation, amortization, and other non-cash expenses.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

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“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country, (c) an Affiliate of any such Person described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“Security Instrument” means the Construction Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated the same date as this Agreement and executed by Borrower in favor of Lender, as amended from time to time.

“Shell Improvements” means the Improvements other than the required tenant improvements.

“Soft Costs” means those costs for the development, construction, marketing, leasing, operation and maintenance of the Improvements which are not Hard Costs or Tenant Improvement Costs, including the Developer Fee, Leasing Commissions, architectural and engineering fees, consultant and professional fees, marketing fees and expenses, real estate taxes, insurance and bonding costs, interest and financing fees and any other items identified as “Soft Costs” in the Budget.

“Stored Materials” means materials for which Advances will be sought prior to the incorporation into the Improvements.

“Substantially Complete”, “Substantially Completed” or “Substantial Completion” means, with respect to the Improvements, that in all material respects, the core and shell of the Improvements (including all structural elements and building systems) and all site improvements have been substantially completed (subject to customary punch-list items) in accordance with the Plans and Specifications and all applicable Legal Requirements, including receipt of a certificate of occupancy (which may be a temporary certificate of occupancy, subject only to conditions as Lender may approve in its commercially reasonable discretion) or a final sign-off and all other construction work required to be performed by Borrower in order for the “commencement date” as defined in the Amazon Lease to occur has been substantially completed in accordance with the terms of the Amazon Lease in all material respects.

“Survey” has the meaning in Exhibit B.

“Swap Agreement” means any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Tenant Allowance Payment” means a tenant improvement allowance payment owing to a tenant under the terms of an Approved Lease.

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“Tenant Improvement Costs” means Tenant Allowance Payments, and costs required for Borrower to complete tenant improvements on the Property pursuant to its obligations under Approved Leases.

“Tenant Monetary Default” means (i) a default by any Lessee in the payment of scheduled rent under its Lease which continues beyond any applicable grace or cure period, or (ii) the filing of any petition or the commencement of any case or proceeding by or against any Lessee under any Debtor Relief Laws.

“Title Policy” means an ALTA Lender’s Policy of Title Insurance in form and substance satisfactory to Lender issued by Chicago Title Insurance Company in the amount of the Loan insuring the Security Instrument as a first priority lien on the Property, containing such endorsements and with such re-insurance as Lender may request, excepting only such items as are acceptable to Lender.

“Total HVCRE Equity” means $13,024,120, which is an amount equal to the as-is appraised value of any contributed real property and improvements and Cash Equity contributed by Borrower, in each case as approved by Lender. The amount of Total HVCRE Equity shall be reduced by any distribution allowed under Section 3.06.

“Total Revenues” means, as of any date of determination, the sum (without duplication) of the following: for the most recently completed 3 month period, annualized: (a) the actual gross rental revenue received by Borrower under Approved Leases from Lessees in occupancy and paying rent as of such date of determination; (b) the actual expense reimbursement revenue received by Borrower under Approved Leases from Lessees in occupancy and paying rent as of the date of determination; (c) any other actual operating revenue received by Borrower from the Property of a recurring nature. Total Revenues as of any date of determination excludes (1) revenue received under Approved Leases under which a Tenant Monetary Default has occurred and is continuing as of such date of determination, (2) revenue received under Approved Leases that will terminate or expire within 30 days after such date of determination, whether because of the expiration of the Lease term without proper exercise by the Lessee of an available extension option, the exercise by the Lessee of a termination option, or otherwise, (3) revenue received under Approved Leases where the Lessee has not waived in writing any termination options available to such Lessee during the 30 days after such date of determination, (4) lease termination fees, straight-line income, security deposits not yet applied in accordance with the underlying applicable Approved Lease, insurance proceeds and condemnation awards and other extraordinary items of income, and (5) all rental and reimbursement revenues, if any, collected during the applicable calculation period with respect to the space covered by any Approved Lease described in clause (2) above or any prior Lease.

“Transactions” means the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents, the borrowing of the Loan and the use of the proceeds thereof.

“Unmatured Default” means the occurrence of an event which with notice or lapse of time or both would constitute a Default.

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ARTICLE II: LOAN TERMS

2.01Loan.

(a)Note. Lender agrees, on the terms and conditions in this Agreement, to make the Loan to Borrower in an aggregate amount not to exceed the Commitment. The Loan made by Lender shall be evidenced by the Note.

(b)Purpose. Borrower agrees to cause the proceeds of each Advance to be applied for Project Costs specified in the applicable Draw Package and approved for disbursement and for no other purposes; provided, however, that Lender shall have no obligation to make any Advance for Project Costs that do not constitute “Allowable Development Costs” as defined and described in the Development Agreement. No portion of any Advance shall be applied by Borrower to reimburse itself for costs previously funded with or credited to Borrower’s Equity Requirement or costs funded with any Balancing Deposit.

2.02Conditions to Closing; Advances.

(a)Conditions to Closing and Each Advance. Borrower agrees that, in addition to all other conditions herein, the closing of the Loan is conditioned on the fulfillment of the conditions in Exhibit B.

(b)Funding. Unless otherwise provided in Section 2.02(d), Lender will make Advances to the Borrower on the proposed Funding Date pursuant to the BAQ.

(c)Initial Advance and Subsequent Advances.

(i)Generally. Each Advance shall be subject to the terms of Exhibits B and C as well as the terms of this Section 2.02(c). Borrower shall be entitled to request (and Lender shall be obligated to make) no more than one (1) Advance in any calendar month; provided, however, Lender may make an additional Advance each calendar month to pay interest as provided in Section 2.02(f).

(ii)Minimum Advance Amounts. Except for Advances to pay interest, any Advance other than the final Advance, if applicable, shall be in an aggregate amount that is not less than $100,000, unless otherwise approved by Lender.

(iii)Requests for Advances. To request an Advance, Borrower shall notify Lender of such request by electronic communication as provided in Section 7.01, not later than 11:00 a.m. Dallas, Texas time, ten (10) Business Days before the proposed Borrowing Date of such Advance. Each Borrowing Request shall be irrevocable, shall be in a form approved by Lender and shall specify the following information in compliance with Section 2.02(c)(i) and (ii): (A) the aggregate amount of the requested Advance, and (B) the requested Borrowing Date of such Advance, which shall be a Business Day.

(d)Loan Disbursements/Equity Draws.

(i)Loan Disbursements. Unless a Default or Unmatured Default exists, Advances shall be disbursed by Lender directly to Borrower. Any Advance made by Lender when a Default or Unmatured Default exists shall be disbursed, at Lender’s option: (a) directly to Borrower, (b) directly to Contractor, (c) jointly to Borrower and Contractor or any other contractor or subcontractor, (d) directly to Persons supplying labor, materials and services in connection with the Improvements, (e) jointly to Borrower and said Persons, or (f) any combination of the foregoing.

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(ii)Borrower’s Equity Requirement. Borrower shall submit a Draw Package for each disbursement of Borrower’s Equity Requirement to Lender at least ten (10) Business Days in advance of such disbursement as if such disbursement constituted an Advance.

(e)Balancing.

(i)“In Balance” Determination. Advances shall only be made at such times as the Loan is “in balance”. The Loan shall be deemed to be “in balance” only at such times as Lender determines that (A) amounts available for disbursement under the Loan Documents for Project Costs together with (B) available undisbursed Balancing Deposits, will be sufficient to complete and operate the Improvements in accordance with the requirements of this Agreement and pay all Project Costs as and when expected to be incurred through the date then currently projected for the commencement of Amazon Tenant’s obligation to pay Lease rent under the Amazon Lease.

(ii)Balancing Deposits; Security Interest. Within ten (10) days after written notice from Lender that the Loan is not “in balance,” and prior to any subsequent Advance, Borrower shall deposit sufficient funds with Lender to bring the Loan “in balance” (in each case, a “Balancing Deposit”). Any amounts so deposited will be held by Lender in an interest bearing account (the “Borrower’s Funds Account”). Borrower hereby grants to Lender a first-priority security interest in and lien on the Borrower’s Funds Account and all amounts from time to time on deposit, and any proceeds, as security for the Obligations. Any amounts so deposited shall be disbursed for the payment of Project Costs before any additional Advances are made and shall be subject to the same conditions as would be applicable to an Advance. Upon the occurrence, and during the continuance, of a Default, Lender may apply all or any portion of any Balancing Deposit (including accrued interest) to the payment of the Obligations or any Project Costs.

(f)Advances to Pay Interest. Borrower hereby irrevocably authorizes Lender to make Advances to pay interest when due on the Loan from the portion of the Commitment allocated in the Budget for interest to pay interest (the “Interest Reserve”) when due on the Loan. Lender may make such Advances notwithstanding that a Default or Unmatured Default may have occurred. If funds are not available from the Interest Reserve to pay interest when due on the Loan, Borrower shall pay such interest from its own funds. Cash flow from the Project (after payment of Property Operating Expenses) must be used to pay interest on the Loan before any Advances are made to pay interest.

(g)Budget.

(i)Any changes to the Budget shall require Lender’s consent.

(ii)Line Item Cost Savings from any Budget line item other than for interest on the Loan, shall be reallocated to the contingency line item and shall be available for costs in any other Budget line item.

(iii)Funds allocated to the contingency line item in the Budget shall be available for Project Costs in the same proportion as the percent of completion of the Project.

(h) Stored Materials. Borrower shall be entitled to receive Advances for Stored Materials so long as: (A) the amount to be advanced on account thereof does not include the cost of incorporating such materials into the Improvements; (B) the materials are suitably stored on-site (or off-site, as applicable) and insured for the full value against theft, destruction or other casualty under insurance policies designating Lender as loss payee and

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additional insured as evidenced by insurance binders or endorsements satisfactory to Lender in its commercially reasonable judgment; (C) immediately upon disbursement of the Advance, Borrower will have absolute title to the Stored Materials as evidenced by appropriate bills of sale and payment receipts; (D) to the extent required by Lender, the Inspecting Professional shall have verified that the materials to be paid for comply with the Plans and Specifications and are of suitable quality for ultimate incorporation into the Improvements and are free from any apparent defect; (E) to the extent required by Lender, any off-site Stored Materials and components shall be physically segregated from the other assets of the vendor or placed in a bonded warehouse or similarly secured facility, and (F) Lender shall have a perfected security interest in the Stored Materials. Notwithstanding the foregoing, in no event shall Advances for off-site Stored Materials exceed an aggregate of Three Million and No/100 Dollars ($3,000,000.00) at any one time of which up to One Million and No/100 Dollars ($1,000,000.00) may be for deposits for materials to be incorporated into the Project

(i) Hard Costs; Soft Costs; Leasing Costs.

(i)Advances for Hard Costs and Soft Costs shall be made in accordance with the Budget and the provisions in the Construction Contract for the withholding and payment of retainage. Lender shall not be required to disburse more than the amount shown in the Budget for any Project Cost. The line item in the Budget identified as “Developer’s Fee” shall be available for disbursement to Borrower at any time in the same proportion as the then current percentage completion of the Improvements.

(ii)Advances for Tenant Improvement Costs/Tenant Allowance Payments shall be limited to the amount set forth in the Budget and Advances for Leasing Commissions shall be limited to $1,000,000 with respect to the Amazon Lease, or such other amounts in each case as Lender may approve in writing in connection with Lender’s specific approval of any other Lease.

(j)Final Construction Advance; Release of Retainage. Advances for the payment of final construction costs and release of retainage to the Contractor shall not be made until Lender has received and approved, in its commercially reasonable judgment, all of the following:

(i)evidence that Substantial Completion has occurred;

(ii)such title insurance endorsements as Lender may reasonably require including, without limitation, endorsements to the Title Policy insuring the Security Instrument as a first lien upon the Property, excepting only such items as shall be permitted under the Loan Documents, and insuring over all mechanics’ and material suppliers’ liens arising (or which may arise) from the completion of the Improvements;

(iii)if requested by Lender, an ALTA as-built survey or other satisfactory evidence (which includes an appropriate professional seal) showing that (A) the Shell Improvements do not encroach on any easement or public or private right of way, (B) the Shell Improvements have been constructed within the boundaries of the Property, (C) the Shell Improvements have been constructed within the setback lines as required by applicable zoning ordinances and do not encroach upon any other lot or property;

(iv)if requested by Lender, “as-built” Plans and Specifications of the Shell Improvements, showing the final specifications of all Improvements and that in all material respects the Improvements have been built substantially in accordance with the Plans and Specifications;

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(v)if requested by Lender, executed AIA Form G704 (Certificate of Substantial Completion), executed AIA Form G706 (Contractor’s Affidavit of Payments of Debts and claims), AIA Form G706A (Contractor’s Affidavit of Release of liens) and if Contractor has a payment and performance bond, AIA Form G707 (Consent of Surety of Final payment);

(vi)if requested by Lender, a warranty book, together with all guaranties and maintenance agreements on all Improvements; and

(vii)if requested by Lender and if the same is customary in connection with the completion of construction where the Property is located, a notice of completion duly recorded in the official records of the county where the Property is located.

Notwithstanding the foregoing, if a particular subcontractor completes its scope of work prior to Substantial Completion, the retainage held with respect to such subcontractor will be advanced to Borrower at Borrower’s request, subject to (i) satisfaction of each of the conditions for Advances (other than Advances for retainage) and (ii) receipt by Lender of a conditional lien waiver, followed by delivery to Lender of a final unconditional lien waiver, from the applicable subcontractor within sixty (60) days.

2.03Fees.

(a)Loan Fee. Borrower will pay Lender a loan fee of $127,800.00 on the Closing Date.

(b)Fees Generally. All fees payable under this Agreement will be paid in immediately available funds and are nonrefundable.

2.04Interest.

(a)Interest Rate.

(i)Initial Advance; Subsequent Advances. The Initial Advance and any subsequent Advances made on an Interest Adjustment Date shall bear interest at a per annum interest rate equal to the LIBOR Rate plus the Applicable Margin. Any subsequent Advances made on any date other than an Interest Adjustment Date shall bear interest at a per annum interest rate equal to the Daily Floating LIBOR Rate plus the Applicable Margin as the same shall be in effect on each day from the date of such Advance through and including the date immediately prior to the next Interest Adjustment Date.

(ii)Monthly Reset of Interest Rate. Commencing on the Interest Adjustment Date of the first calendar month after the Initial Advance, and continuing thereafter on each Interest Adjustment Date, the interest rate applicable to the then outstanding principal balance of the Loan shall be reset to the Interest Rate as then in effect.

(b)Default Rate. To the extent permitted under applicable law, upon the occurrence of a Default, and after maturity, the outstanding principal balance of the Loan will bear interest, before and after judgment, at a rate per annum equal to five percent (5%) plus the rate otherwise applicable to the outstanding principal balance of the Loan or, at the option of Lender, five percent (5%) plus the CB Floating Rate plus the Applicable Margin (as applicable, “Default Rate”).

(c)Payment of Accrued Interest. Accrued interest on the outstanding principal balance of the Loan is payable in arrears on each Interest Payment Date for the immediately preceding calendar month; provided (i)

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interest accrued pursuant to Section 2.04(b) above will be payable on demand, (ii) in the event of any repayment or prepayment of any principal of the Loan, accrued interest on the principal amount repaid or prepaid will be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of the rate of interest on the Loan to the rate based on the CB Floating Rate, accrued interest on the Loan will be due and payable on the effective date of such conversion.

(d)Computation of Interest. All interest hereunder will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable interest rate for any day will be determined by Lender in accordance with the terms hereof.

2.05Repayment of Loan.

(a)Payments Generally. Borrower will make each payment required to be made by it under this Agreement prior to 11:00 a.m., Dallas, Texas time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of Lender be deemed to have been received on the next succeeding Business Day. All such payments will be made to Lender at 700 N. Pearl Street, Floor 13, Dallas, TX 75201-2824. If any payment under this Agreement becomes due on a day that is not a Business Day, such payment will be made on the next succeeding Business Day, and, in the case of any payment accruing interest, interest will continue to accrue during the extension period. All payments hereunder will be made in U.S. dollars.

(b)Reserved.

(c)Repayment at Maturity. Borrower hereby unconditionally promises to pay to Lender on the Maturity Date all unpaid Obligations then due.

(d)Prepayment. Borrower may at any time and from time to time to prepay the Loan in whole or in part, subject to prior notice in accordance with this Section 2.05. Borrower will notify Lender by electronic communication as provided in Section 7.01 of any prepayment not later than 11:00 a.m., Dallas, Texas time, three (3) Business Days before the date of prepayment. Each such notice will be irrevocable and must specify the prepayment date and the principal amount of the Loan to be prepaid. Each partial prepayment of the Loan will be in an amount not less than $1,000,000.00.

(e)Late Fee. If any payment is not received by Lender within ten (10) days after its due date, Lender may assess and Borrower agrees to pay a late fee equal to five percent (5%) of the past due amount except for the unpaid principal amount of the Loan on the Maturity Date. Borrower will pay the late fee upon demand by Lender.

2.06Alternate Rate of Interest.

(a) If (i) Lender determines that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period or the Daily Floating LIBOR Rate for any day (including because the LIBOR Rate or the Daily Floating LIBOR Rate is not available or published on a current basis), or (ii) Lender determines that the LIBOR Rate for any Interest Period or the Daily Floating LIBOR Rate for any day will not adequately and fairly reflect the cost to Lender of making or maintaining the Loan, then Lender shall give notice to Borrower by electronic communication as provided in Section 7.01 as promptly as practicable and, until Lender notifies Borrower that the circumstances giving rise to such notice no longer exist, the Loan shall bear interest at the CB Floating Rate plus the Applicable Margin.

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(b) If at any time Lender determines that (i) the circumstances in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the supervisor for the administrator of the LIBOR Rate or the Daily Floating LIBOR Rate or a Governmental Authority having jurisdiction over Lender has made a public statement that the LIBOR Rate or the Daily Floating LIBOR Rate, as applicable, (x) has ceased, or will cease, to be provided permanently or indefinitely (provided that there is no successor administrator that will continue to provide the LIBOR Rate or the Daily Floating LIBOR Rate), or (y) is no longer representative, then Lender and Borrower may amend this Agreement to (1) establish an alternate rate of interest to the LIBOR Rate or the Daily Floating LIBOR Rate, which alternate rate may include a mathematical adjustment that gives due consideration to the then prevailing market convention or to recommendation by a relevant Governmental Authority (as determined by Lender) for determining a spread adjustment for the replacement of the LIBOR Rate or the Daily Floating LIBOR Rate, (2) reflect any technical, administrative or operational changes that Lender requires in its reasonable discretion to implement and administer such alternate rate of interest and (3) make any other related changes to this Agreement as may be applicable. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.06(b), only to the extent the LIBOR Rate for such Interest Period or the Daily Floating LIBOR Rate, as applicable, is not available or published at such time on a current basis), the Loan shall bear interest at the CB Floating Rate plus the Applicable Margin. In the event that any alternate rate of interest established pursuant to this Section 2.06(b) shall be less than zero percent (0%), such rate shall be deemed to be zero percent (0%) for the purposes of this Agreement.

(c) All determinations by Lender under this Section 2.06 shall be conclusive and binding absent manifest error.

2.07Extension Option.

(a)Extension Option. Borrower has the option to extend the Initial Maturity Date to the one-year anniversary of the Initial Maturity Date provided the following conditions are satisfied with respect to the applicable Extension:

(i) Borrower has provided Lender with written notice of Borrower’s request to exercise an extension option at least 45 days but not more than 120 days prior to the Maturity Date in effect prior to such Extension;

(ii) No Default or Unmatured Default has occurred and is continuing on the Maturity Date in effect prior to such Extension;

(iii) All representations and warranties made under this Agreement or under any other Loan Documents are true and correct in all material respects as of the Maturity Date in effect prior to such Extension, except to the extent any such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true and correct as of such specified date;

(iv) Lender has received satisfactory documentation evidencing such Extension executed by Borrower and consented to by Guarantor; Lender has received any title insurance endorsements reasonably requested by Lender in connection with such Extension; and Borrower has paid all of Lender’s costs and expenses, including reasonable attorneys’ fees, in connection with such Extension;

(v) Borrower is in compliance with the Flood Insurance Requirements;

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(vi) Borrower has paid to Lender an extension fee in an amount equal to two-tenths of one percent (0.20%) of the Commitment then in effect;

(vii) The Improvements are Substantially Complete;

(viii)No material adverse change has occurred in the financial or other condition of Borrower, Guarantor, Amazon Tenant, Amazon Parent, the Project or the Property;

(ix)(A) Amazon Tenant is in occupancy under the Amazon Lease, is paying rent as of the Initial Maturity Date and has delivered to Lender a tenant estoppel certificate in form and substance reasonably acceptable to Lender dated no earlier than thirty (30) days prior to the Initial Maturity Date, and (B) no default or event of default has occurred and is continuing under the Amazon Lease or the Amazon Guaranty.

(b)Reserved.

(c)Cancellation of Commitment. Any undisbursed portion of the Commitment shall be permanently cancelled on the Initial Maturity Date and the Commitment automatically reduced to the outstanding principal balance of the Loan.

ARTICLE III: GENERAL COVENANTS; CONSTRUCTION

3.01Liens, Taxes, and Governmental Claims; Right to Contest.

(a)Liens. Borrower will promptly pay, satisfy and obtain the release of all claims or Liens on any part of the Property (other than the Permitted Encumbrances), and all costs, charges, interest arising in connection therewith, and, upon demand, will give Lender evidence satisfactory to Lender of the payment, satisfaction or release of such claims or Liens.

(b)Taxes. Borrower agrees to pay or cause to be paid, prior to the date they would become delinquent if not paid, any and all taxes, assessments and governmental charges levied upon or assessed or charged against the Property, including all water and sewer taxes, assessments and other charges, fines, impositions and rents, if any. If requested by Lender, Borrower will give to Lender a receipt or receipts, or certified copies, evidencing every such payment by Borrower, not later than forty-five (45) days after such payment is made.

(c)Contest. Borrower may dispute or contest and will not be required to pay any taxes, claims or governmental charges, or claims or Liens as required by Sections 3.01(a) or (b), so long as (i) Borrower provides prompt written notice of such dispute or contest to Lender, (ii) Borrower diligently prosecutes such dispute or contest to a prompt determination in a manner not prejudicial to Lender and promptly pays all amounts ultimately determined to be owing, and (iii) Borrower provides security or other forms of assurances for the payment of such tax, assessment or governmental charge, or claim, or Lien (together with any related interest and penalties) in an amount and in form and substance satisfactory to Lender in its commercially reasonable judgment. If Borrower shall fail to pay any such amounts ultimately determined to be owing or to proceed diligently to prosecute such dispute or contest as provided herein, then, upon the expiration of ten (10) days after written notice to Borrower by Lender, Lender may, but will not be obligated to, discharge the same, and the costs shall be reimbursed by Borrower to Lender on demand. Lender will be subrogated to all rights, equities and liens discharged by any such expenditure to the fullest extent permitted by law.

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3.02Leases.

Except for Approved Leases that do not require Lender’s approval, all commercial Leases will be subject to the prior written approval of Lender, which approval may be conditioned upon Lender’s receipt of a tenant estoppel certificate and a subordination, non-disturbance and attornment agreement in form acceptable to Lender.

(a)Affirmative Covenants. Borrower will (i) duly and punctually observe and perform in all material respects its obligations as landlord under the Leases, (ii) give prompt written notice to Lender of any failure on the part of Borrower to observe and perform the same or of any written claim made by any Lessee of any such failure by Borrower, (iii) enforce the performance of every material obligation in the Leases to be performed by any Lessee or any lease guarantor, (iv) appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with the Leases or the obligations, duties or liabilities of Borrower and any Lessee thereunder, do so in the name and on behalf of Lender upon request by Lender, but at the expense of Borrower, and pay all costs and expenses of Lender, including reasonable attorneys’ fees and disbursements, in any action or proceeding in which Lender may appear, and (v) cause each Lessee under a Lease to execute and deliver to Lender a tenant estoppel certificate and a subordination, non-disturbance and attornment agreement, each in form and substance acceptable to Lender in its commercially reasonable judgment, promptly upon execution of such Lease (with such revisions as are acceptable to Lender in each case).

(b)Negative Covenants. Unless Borrower first obtains the written consent of Lender, Borrower will not (i) enter into any Lease that is not an Approved Lease, (ii) cancel, terminate or consent to any surrender of any Lease unless Borrower is compelled to do so under court order, (iii) commence any action of ejectment or any summary proceedings for dispossession of any Lessee under any Lease or exercise any right of recapture provided in any Lease, (iv) modify or alter the terms of any Lease in any material respect, (v) renew or extend the term of any Lease, except as required under the terms of such Lease, (vi) except as required under the terms of any Lease, consent to any subletting of the premises under such Lease, to any assignment of any Lease by the Lessee, or to any assignment of or further subletting of any sublease of any Lease, (vii) receive or collect any rents from any Lessee for a period of more than one month in advance or (viii) further pledge, transfer, mortgage or otherwise encumber or assign future payments of rents under Leases.

3.03Special Purpose Entity Requirements. Without limitation of any other provisions of this Agreement or any other Loan Document, Borrower hereby represents, warrants, covenants and agrees that it has not and will not: (i) engage in any business or activity other than the acquisition, development, construction, ownership, leasing, operation and maintenance of the Property, and incidental activities; (ii) acquire or own any material asset other than the Property and such incidental personal property as may be necessary for the Project; (iii) merge into or consolidate with any Person or wind-up, dissolve, terminate, divide (whether pursuant to a “plan of division” or other similar arrangement) or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case the prior written consent of Lender; (iv) commingle its assets with the assets of any other Person; (v) incur any indebtedness, whether direct or contingent, other than Permitted Indebtedness; (vi) allow any Person to pay Borrower’s debts and liabilities (except pursuant to the Loan Documents), or fail to pay its debts and liabilities solely from its own assets; (vii) fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person, or fail to prepare and maintain its own financial statements in accordance with generally accepted accounting principles consistently applied; (viii) enter into any contract or agreement with any shareholder, partner, member, principal or Affiliate of Borrower, Guarantor or any shareholder, partner, member, principal or Affiliate thereof, except upon commercially reasonable terms and conditions; or (ix) fail

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either to hold itself out to the public as a legal entity separate and distinct from any Person or to conduct its business solely in its own name.

3.04Appraisals. Lender will have the right to order new Appraisals of the Property from time to time. Borrower agrees upon demand to pay to Lender the cost and expense for each Appraisal and a fee for Lender’s review of such Appraisal, if such Appraisal is (a) required in connection with the closing of the Loan, (b) obtained in connection with any modification of the Loan, (c) required by any Legal Requirement, or (d) ordered in connection with Borrower’s failure to comply with any financial covenant requirement in this Agreement or after the occurrence of a Default.

3.05Operating and Reserve Accounts. Borrower will maintain all operating and reserve accounts for the Project with Lender, and Borrower hereby grants to Lender a security interest in such accounts to secure the Obligations. Borrower will maintain all operating and reserve accounts for the Project free and clear of any Lien, security interest, encumbrance or restriction, except a security interest in favor of Lender. Borrower hereby grants to Lender a security interest in such accounts to secure the Obligations, and Borrower will provide to Lender a control agreement and any other assurance reasonably requested by Lender to perfect such security interest.

3.06Prohibited Distributions. Until the Loan has been paid in full and the Commitment terminated, Borrower shall not make any distributions or dividends from the Project or Borrower; provided that distributions or dividends will be allowed so long as (a) no Default or Unmatured Default has occurred and is continuing or will result from such proposed distribution or dividend, (b) the Loan remains “in balance” pursuant to Section 2.02(e) and will do so following such proposed distribution or dividend, (c) Substantial Completion has occurred, and (d) the Debt Service Coverage Ratio as of the most recent calendar quarter is not less than 1.10: 1.00, in each case as determined by Lender.

3.07USA Patriot Act. Lender hereby notifies Borrower that (a) pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act. Borrower will, promptly following a request by Lender, provide all documentation and other information that Lender requests in order to comply with its ongoing obligations under the “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation. Borrower may not be or become subject at any time to any law, regulation, or list of any Governmental Authority (including the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower.

3.08Financial Information and Other Deliveries.

(a)Borrower.

(i)Within sixty (60) days after the end of each of Borrower’s fiscal quarters, Borrower will deliver to Lender by electronic communication as provided in Section 7.01 (A) an operating statement (showing actual to budgeted results) and a lease status report (including a rent roll) for the Property, each dated as of the last day of such fiscal quarter, and (B) a balance sheet and statement of operations for Borrower, each dated as of the last day of such fiscal quarter, in form and substance reasonably satisfactory to Lender and certified by an authorized officer of Borrower; provided, however, Borrower shall not be required to deliver operating

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statements until commencement of operations in the Improvements or lease status reports (including rent rolls) until commencement of leasing activities.

(ii)Subject to Section 3.08(a)(i), within ninety (90) days after the end of each of Borrower’s fiscal years, Borrower will deliver to Lender by electronic communication as provided in Section 7.01 a balance sheet, statement of operations and statement of cash flow for Borrower, each dated as of the last day of such fiscal year, in form and substance reasonably satisfactory to Lender and certified by an authorized officer of Borrower.

(iii) Concurrently with the delivery of the information referred to in Section 3.08(a)(i) and (ii), Borrower will deliver to Lender by electronic communication as provided in Section 7.01, a compliance certificate substantially in the form of Exhibit E.

(iv)Promptly following any officer of Borrower obtaining actual knowledge of any of the following, Borrower will deliver to Lender written notice of (x) the occurrence of any Default or Unmatured Default or the occurrence of an event which would make any representation or warranty contained herein untrue or misleading in any material respect as of the date of such event, (y) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification, or (z) the occurrence of any Force Majeure Cause.

(v) Promptly following any officer of Borrower obtaining actual knowledge of any of the following, Borrower will deliver to Lender written notice of the commencement of any actions, suits or other legal proceedings against or affecting Borrower, Guarantor or the Project.

(v)Borrower shall deliver to Lender such other information and materials with respect to Borrower, Guarantor, the Project or the Property or compliance with the terms of the Loan Documents, as Lender may reasonably request.

(b)Guarantor.

(i)Within sixty (60) days after the end of each of Guarantor’s fiscal quarters, Borrower will deliver to Lender by electronic communication as provided in Section 7.01 a balance sheet, statement of operations, statement of cash flow for Guarantor, each dated as of the last day of such fiscal quarter, in form and substance reasonably satisfactory to Lender and certified by the chief financial officer of Guarantor;

(ii)Within ninety (90) days after the end of each of Guarantor’s fiscal years, Borrower will deliver to Lender by electronic communication as provided in Section 7.01 a balance sheet, statement of operations and statement of cash flow for Guarantor, each dated as of the last day of such fiscal year, in form and substance reasonably satisfactory to Lender and audited by an independent auditor acceptable to Lender, which acceptance shall not be unreasonably withheld, conditioned or delated.

(iii) Concurrently with the delivery of the information referred to in Section 3.08(b)(i) and (ii), Borrower will deliver to Lender by electronic communication as provided in Section 7.01, a compliance certificate substantially in the form of Exhibit F.

(iv)Borrower will promptly deliver to Lender such other information and materials with respect to Guarantor as Lender reasonably requests.

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3.09ERISA. At any time during which this Loan is in effect, the representations and warranties in Sections 4.01(i) and (j) will continue to be accurate, and Borrower will not take any action to jeopardize the accuracy of such representations and warranties.

3.10Compliance with Legal Requirements; Right to Contest.

(a)Borrower will comply with all Legal Requirements applicable to it or its property (including the Property), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect.

(b)Notwithstanding any provision of this Agreement or any of the other Loan Documents to the contrary, no Default or Unmatured Default will occur under this Agreement solely as a result of the failure of Borrower, the Project or the Property to comply with any Legal Requirement so long as the following conditions are satisfied: (i) Borrower is contesting the applicability of such Legal Requirement to Borrower, the Project or the Property in good faith and has so notified Lender; (ii) the contest will not materially impair the ability to ultimately comply with the contested Legal Requirement should the contest not be successful and the conduct of the contest will not materially impair Borrower’s ability to perform Borrower’s obligations under the Loan Documents; (iii) Borrower demonstrates to Lender’s reasonable satisfaction that Borrower has the financial capability to undertake and pay for such contest and any corrective or remedial action likely to be necessary; and (iv) Lender is not at risk for any material liability due to Borrower’s non-compliance with such Legal Requirement.

3.11Use of Proceeds. Borrower will not request any Transaction and none of Borrower, Guarantor, their respective directors and officers, or any Person participating in any capacity in any Transaction will use the proceeds of the Transactions (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

3.12Acceptance of Construction Documents; Completion of Construction.

(a)Acceptance of Construction Documents. Lender’s acceptance of the Plans and Specifications, the Budget, the Architect’s Contract, the Construction Contract, the Engineer’s Contract, subcontracts, bonds and other construction documents (including Lender’s acceptance of any modifications to, and any Person providing work, labor or services under such agreements) shall not be deemed, and Lender hereby expressly disclaims, any representation or warranty, express or implied, that the Improvements if constructed in accordance with the Plans and Specifications will be structurally sound or have any particular value.

(b) Completion of Construction.  Borrower shall cause the Improvements to be Substantially Completed on or before the Completion Date; provided, however, that the time within which the Improvements must be Substantially Completed may be extended for a period equal to the period of delays caused by any of the following which results in a delay directly affecting construction of the Improvements, but only to the extent beyond the reasonable control of Borrower, provided, however, that the lack of Borrower’s own funds shall not be deemed a cause beyond the reasonable control of Borrower: (a) acts of God, including severe weather conditions, earthquakes and flooding, (b) fire or explosion, (c) industry-wide strikes, lockouts. shortages or unavailability of labor or materials, (d) riots or civil disturbance, (e) acts of war or terrorism, (f) orders of governments or civil or military authorities; and (g) quarantine or other restrictions on operations or activities as

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a result of pandemic, epidemic, disease, contagion or other health conditions (collectively, “Force Majeure Causes”), but in no event may the time for Substantial Completion of the Improvements extend for more than one hundred twenty (120) days beyond the Completion Date.

3.13Construction Progress.

(a)Material Change Orders. There shall be no material change in the Plans and Specifications without the prior consent of Lender. A material change shall be any change (whether such change increases or decreases the total cost of the Improvements), which (i) involves a cost of more than (A) for any single item, Five Hundred Thousand Dollars ($500,000) or (B) for all such items (without netting cost increases against cost savings), Two Million Five Hundred Thousand Dollars ($2,500,000), (ii) impairs the structural integrity or the configuration of the Improvements, (iii) substantially changes the architectural appearance of the Improvements or (iv) results in a violation of any applicable Legal Requirement. All changes in the Plans and Specifications must, prior to being effective, be duly approved by applicable bond sureties (if required in order to maintain the effectiveness of the bonds), and all other Persons reasonably required by Lender. Lender’s consent to any change in the Plans and Specifications may be conditioned upon Borrower’s compliance with a demand for a Balancing Deposit pursuant to Section 2.02(e).

(b)Foundation Survey and Endorsement. To the extent required by Lender, within thirty (30) days after completion of the construction of the foundation of the Improvements, and as a condition precedent to any further Advances, Borrower shall deliver or cause to be delivered to Lender an update to the Survey showing that the location of such foundation and an endorsement to the Title Policy insuring that such foundation is within the boundary lines of the Property, does not violate any applicable covenants, conditions, restrictions or agreements affecting the Property, and does not encroach upon any easements or rights of way affecting the Property or any portion thereof.

(c)Title Policy Endorsements. Within thirty (30) days after Substantial Completion of the Improvements, Lender shall receive a date down to the Title Policy.

3.14Purchase of Materials Under Conditional Sales Contract. No materials, equipment, fixtures or any other part of the Property shall be purchased or installed under any security agreement or other arrangements wherein the seller reserves or purports to reserve the right to remove or to repossess any such items or to consider them personal property after their incorporation in the work of construction, unless consented to by Lender in writing.

3.15Inspection; Inspecting Professional.

(a)Inspections. Lender, through its officers, agents and employees, shall have the right at all reasonable times, on reasonable prior notice (i) to enter upon the Property and inspect the work of construction; and (ii) to examine the books, records, accounting data and other documents pertaining to the Project or the Property. Borrower will cooperate with Lender and its representatives and consultants.

(b)Inspecting Professional. Lender may, at its option, require a monthly inspection of the Property by the Inspecting Professional during the construction of the Improvements and any tenant improvement work (as permitted under the terms of the applicable Lease) at Borrower’s expense. Without limitation of the provisions of Section 3.15(a), Borrower shall provide the Inspecting Professional with copies of any reports and supporting materials, including testing reports received by Borrower, Architect, Contractor or any engineer with respect to the Property or the Project promptly upon Borrower’s receipt thereof.

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(c)Exculpation. It is expressly understood and agreed that Lender is under no duty to supervise or to inspect the work of construction. Any inspections of the Improvements made by or on behalf of Lender are for the sole benefit of Lender and neither Borrower nor any other Person will have any right to rely thereon. Failure to inspect the work or any part thereof shall not constitute a waiver of any of Lender’s rights. Inspection not followed by notice of Default shall not constitute a waiver of any Default then existing; nor shall it constitute an acknowledgment that there has been or will be compliance with the Plans and Specifications or applicable Legal Requirements or that the construction is free from defective materials or workmanship. It is further understood and agreed that any consents or approvals of Lender are for the sole purpose of protecting the interests of Lender under the Loan Documents and neither Borrower nor any other Person shall have any right to receive and/or rely on such approvals for any purposes.

(d)Authority of Inspecting Professional. (i) Inspecting Professional shall not have any power or authority to make any decision or to give any approval or consent or to do any other act or thing which is binding upon Lender, (ii) Lender will not be bound by any opinion or advice of Inspecting Professional, and (iii) Lender reserves the right in its sole and absolute discretion to replace Inspecting Professional with another inspecting professional at any time and without prior notice to or approval by Borrower. Borrower shall have no right to receive copies of any written reports by Inspecting Professional, but in the event Lender does make such information or any portions available to Borrower, Borrower shall rely thereon at its own risk.

3.16Right to Post Signs; Publicity. On Lender’s request, Borrower will allow Lender to share signage on the Property for the purpose of identifying Lender as the bank for the construction financing for the Improvements. The form of such signage shall be subject to all Legal Requirements and subject to the prior approval of Borrower, such approval not to be unreasonably withheld or delayed. Borrower shall permit Lender to publicize its involvement in the construction financing for the Property or the Project with Borrower’s prior written approval (not to be unreasonably withheld or delayed).

3.17Construction Performance; No Advance Payments; Enforcement. Borrower shall perform and observe in a timely manner each and all material covenants, conditions, obligations and agreements on the part of Borrower to be performed or observed under the Construction Contract, the Engineer’s Contract, the Architect’s Contract, and the Development Agreement. Borrower shall not waive, excuse, release or discharge Contractor, Engineer or Architect from any material covenants, conditions, obligations or agreements to be performed or observed by Contractor, Engineer or Architect, but shall, at its sole cost and expense, enforce and secure the performance of all material covenants, conditions, obligations and agreements to be performed or observed by Contractor, Engineer or Architect or related to the Construction Contract, the Engineer’s Contract or the Architect’s Contract.

3.18No Amendments of Construction Agreements. Borrower shall not alter, amend or change in any material respect, or terminate or cancel, the Construction Contract, the Engineer’s Contract, the Architect’s Contract, or the Development Agreement without obtaining Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

3.19No Conveyance of Construction Agreements. Borrower shall not convey, transfer or assign the Construction Contract, the Engineer’s Contract, the Architect’s Contract, the Development Agreement or any right, title or interest therein and Borrower shall not execute any other instrument which might prevent or limit Lender from operating under the terms and provisions of the assignment contemplated by the Contractor Subordination Agreement, Engineer Subordination Agreement, and the Architect Subordination Agreement.

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3.20Remargin Obligation. If the base rent payable under the Amazon Lease is reduced in connection with Amazon’s audit rights with respect to construction costs related to the Project under the Amazon Lease, and after giving effect to such base rent reduction, the Project fails to generate a Debt Yield of at least nine percent (9.0%) (the “Minimum Debt Yield”), then within ten (10) days of Lender’s demand, Borrower shall prepay principal of the Loan by the amount necessary to satisfy the Minimum Debt Yield. Any such prepayment will permanently reduce the Commitment.

ARTICLE IV: REPRESENTATIONS AND WARRANTIES

4.01Representations and Warranties. As a material inducement to Lender to enter into this Agreement, and as an express condition to each Advance made, Borrower hereby represents and warrants, as follows:

(a)Existence; Power and Authority. Borrower is a limited liability company duly formed and validly existing under the laws of the State of North Carolina, with requisite power and authority to (i) incur the Obligations, and (ii) execute, deliver and perform this Agreement and the other Loan Documents to which it is a party.

(b)Authorization; No Conflict. Borrower’s execution and delivery to Lender of this Agreement and the other Loan Documents and the full and complete performance of the provisions thereof (i) do not violate Borrower’s organizational documents; (ii) have been duly authorized by all requisite actions; (iii) do not require the approval or consent of any Governmental Authority having jurisdiction over Borrower or the Property except for consents or approvals that have been obtained or shall be obtained as construction of the Improvements progresses and Borrower has no knowledge of information suggesting that any approvals, licenses and/or permits which have not already been obtained but which will be necessary as construction of the Improvements progresses will not be obtained in a timely manner sufficient to allow Substantial Completion of the Improvements on or before the Completion Date; and (iv) will not result in any breach of, or constitute a default under, or result in the creation of any Lien (other than those contained in any of the Loan Documents) upon any property or assets of Borrower under any indenture, mortgage, deed of trust, credit agreement or other instrument or agreement to which Borrower is a party or by which Borrower or any of the Property is bound.

(c)Title. Borrower is the sole legal and beneficial owner of the Property free and clear of all Liens other than the Permitted Encumbrances.

(d)Financial Statements and Disclosures.

(i) Any and all balance sheets, statements of income or loss, and financial statements furnished to Lender with respect to Borrower or Guarantor are true and correct in all material respects as of the dates thereof, and fully and accurately present the financial condition as of the dates thereof, and no material adverse change has occurred or is likely to occur in the financial condition reflected therein since the date of the most recent financial statements furnished to Lender.

(ii) As of the Closing Date, to the best knowledge of Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to Lender in connection with this Agreement is true and correct.

(e)Litigation. Except for litigation specifically described on Exhibit D, there is no action, suit or other legal proceeding pending, or to the actual knowledge of Borrower, threatened, against Borrower, Guarantor or the Property which (i) if adversely determined would materially and adversely affect the ability of Borrower or

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Guarantor to perform its obligations under the Loan Documents or Project Documents or would have a material adverse effect on the use or value of the Property, or (ii) challenge the validity or enforceability of the Loan Documents or the priority of the Liens created thereby.

(f)Legal Compliance. The Plans and Specifications have been approved by all applicable Governmental Authorities, and upon completion in accordance with the Plans and Specifications, the use and occupancy of the Property will comply in all material respects with all applicable Legal Requirements. Neither the zoning nor any other right to construct, use or operate the Property is to any extent dependent upon or related to any real estate other than the Property. All approvals, licenses, and permits required from Governmental Authorities under applicable Legal Requirements in connection with the current phase of construction of the Improvements have been obtained and Borrower has no knowledge of any information suggesting that approvals, licenses, and permits for future phases of construction will not be received in a timely manner.

(g)Services and Utilities. All streets, easements, utilities and related services necessary for the Project and the Property’s intended purpose are, or when required will be, available to the Property.

(h)Enforceability. Each Loan Document executed by Borrower constitutes a legal and binding obligation of, and is valid and enforceable against, Borrower in accordance with the terms thereof (subject to Debtor Relief Laws and general equitable principles) and is not subject to any right of rescission, setoff, counterclaim or defense.

(i)ERISA. Either (i) neither Borrower nor Guarantor is or will be, or holds or will be treated as holding the assets of, an “employee benefit plan” as defined in Section 3(3) of ERISA, a “governmental plan” as defined in Section 3(32) of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Code; or (ii) the Obligations and the transactions contemplated by the Loan Documents are not and will not be a non-exempt (under a statutory or administrative class or individual exemption) prohibited transaction under ERISA or Section 4975 of the Code, and are not and will not be subject to state statutes applicable to Borrower or Guarantor regulating investments of fiduciaries with respect to governmental plans.

(j)Employee Benefit Plan Matters. Each Employee Benefit Plan is in material compliance with all applicable requirements under ERISA and the Code. None of the Employee Benefit Plans is subject to the requirements of, or has any material liability under, Section 412 of the Code or Title IV of ERISA or is a “multiemployer plan” as defined in Section 3(37) of ERISA.

(k)Compliance with Laws and Agreements. Except where the failure to do so, individually or in the aggregate could not reasonably be expected to result in a material adverse effect, Borrower is in compliance with (i) its articles of organization, operating agreement or other organizational documents, (ii) all Legal Requirements applicable to it or its property (including the Property) and (iii) all agreements and other instruments binding upon it or its property (including the Property). No Default or Unmatured Default has occurred and is continuing.

(l)Anti-Corruption Laws and Sanctions. Each of Borrower, Guarantor, their respective directors and officers, or any Person participating in any capacity in any Transaction is in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of Borrower, Guarantor, their respective directors and officers, or any Person participating in any capacity in any Transaction is a Sanctioned Person.

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(m)Budget. To the best of Borrower’s knowledge, the Budget accurately reflects all costs to complete the Improvements and operate the Property through the date currently projected for the commencement of Amazon Tenant’s obligations to pay base rent under the Amazon Lease.

(n)Construction Schedule. To the best of Borrower’s knowledge, the Construction Schedule is complete and accurate in all material respects.

(o)No Prior Conveyance or Limiting Actions. Borrower has not previously conveyed, transferred or assigned the Construction Contract, the Engineer’s Contract or the Architect’s Contract or any right, title or interest therein.

(p)Amazon Lease. The Amazon Lease delivered to Lender prior to the Closing Date (i) is a true, correct and complete copy of the Amazon Lease, (ii) is in full force and effect and no defaults or events of default have occurred and are continuing thereunder, and (iii) has not been amended, restated, or otherwise modified, except to the extent approved by Lender in writing.

4.02Nature of Representations and Warranties. All representations and warranties made in this Agreement or any other Loan Document or in any certificate or other document delivered to Lender pursuant to or in connection with this Agreement will be deemed to have been relied upon by Lender notwithstanding any investigation made by Lender or on its behalf.

ARTICLE V: INSURANCE

5.01Required Insurance Coverage. Borrower, at its expense, will maintain and provide to Lender copies of policies or other satisfactory evidence of insurance providing the following:

(a)Commercial General Liability Insurance with limits of not less than $1,000,000 per occurrence combined single limit and $2,000,000 in the aggregate for the policy period, or in whatever higher amounts as may be reasonably required by Lender from time to time by notice to Borrower (with deductibles acceptable to Lender in its reasonable judgment), and extended to cover: (i) Contractual Liability assumed by Borrower with defense provided in addition to policy limits for indemnities of the named insured, (ii) if any of the work is subcontracted, Independent Contractors Liability providing coverage in connection with such portion of the work which may be subcontracted, (iii) Broad Form Property Damage Liability, (iv) Products & Completed Operations for coverage, such coverage to apply for two years following completion of construction, (v) waiver of subrogation against all parties named additional insured, (vi) severability of interest provision, and (vii) Personal Injury & Advertisers Liability.

(b)Automobile Liability including coverage on owned, hired and non-owned automobiles and other vehicles, if used in connection with the performance of the work, with Bodily Injury and Property Damage limits of not less than $1,000,000.00 per occurrence combined single limit, with a waiver of subrogation against all parties named as additional insured.

(c)Umbrella/Excess Liability in excess of Commercial General Liability, Automobile Liability and Employers’ Liability coverages which is at least as broad as these underlying policies with a limit of liability of $10,000,000.00.

(d)All-Risk Property (Special Cause of Loss) Insurance including coverage for loss or damage to the Property by fire and other perils including windstorm, earthquake/earth movement and malicious mischief,

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building ordinance extension endorsement (including cost of demolition, increased costs of construction and the value of the undamaged portion of the building and soft costs coverage), and boiler and machinery coverage (if separate policy, that policy must include loss of rents or business interruption coverage), as specified by Lender. All-Risk Policy (Builders’ Risk) must include coverage for all off-site Stored Materials and materials in-transit in an amount not less than the dollar limits in Section 2.02(h). The policy must be in an amount not less than the full insurable value on a replacement cost basis of the insured Property and personal property related thereto (without deduction for depreciation). If the policy is a blanket policy covering the Property and one or more other properties, the policy must specify the dollar amount of the total blanket limit of the policy that is allocated to each property including the Property, and the amount so allocated to the Property must not be less than the full insurable value on a replacement cost basis. During any construction period, such policy will be written in the so-called “Builder’s Risk Completed Value Non-Reporting Form” with no coinsurance requirement and must contain a provision granting the insured permission to occupy prior to completion. Such policy may not contain an exclusion for terrorist losses.

(e)Workers’ Compensation and Employer’s Liability Insurance in accordance with the applicable laws of the state in which the work is to be performed or of the state in which Borrower is obligated to pay compensation to employees engaged in the performance of the work. The policy limit under the Employer’s Liability Insurance section must not be less than $1,000,000.00 for any one accident.

(f)If at any time, any part of the Improvements, lies within a “special flood hazard area” as designated on maps prepared by the Federal Emergency Management Agency (FEMA), a one hundred year flood plain or other area identified by Lender as having a high or moderate risk of flooding, a flood insurance policy or policies (whether or not coverage is available from the National Flood Insurance Program and whether or not required by the Flood Laws), in form and substance acceptable to Lender covering the Improvements and contents (to the extent the contents secure the Obligations), for the duration of the Loan in an amount at least equal to the full insurable value on a replacement cost basis (without deduction for depreciation) of the Improvements and contents, if applicable, or the amount of the Obligations, whichever is less.

(g)Reserved.

(h)Rent loss or business interruption insurance against loss of income (including, but not limited to, rent, cost reimbursements and all other amounts payable by tenants under Leases or otherwise derived by Borrower from the operation of the Property) arising out of damage to or destruction of the Property by fire or other peril (including earthquake if required) insured against under each policy. The amount of the policy must be in the amount equal to twelve (12) months’ projected rentals or gross revenue.

(i)Such other insurance coverages in such amounts as Lender may reasonably require, which may include errors and omissions insurance with respect to contractors, architects and engineers.

5.02Policy Requirements. All insurance policies must (a) be issued by an insurance company licensed to do business in the state where the Property is located having a rating of “A-” VIII or better by A.M. Best Co., in Best’s Rating Guide, (b) name “JPMorgan Chase Bank, N.A. and any and all subsidiaries and their successors and/or assigns as their interests may appear” as additional insured on all liability insurance and as mortgagee and loss payee on all All-Risk Property, flood insurance, earthquake insurance and rent loss or business interruption insurance (whether or not required hereunder), (c) be endorsed to show that Borrower’s insurance will be primary and all insurance carried by Lender is strictly excess and secondary and will not contribute with

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Borrower’s insurance, (d) provide that Lender is to receive at least thirty (30) days (ten (10) days in the event of failure to pay premium) written notice prior to non-renewal or cancellation, (e) be evidenced by a certificate of insurance to be provided to Lender along with a copy of the policy for All-Risk Property coverage or such other evidence of insurance acceptable to Lender in its reasonable discretion, (f) include either policy or binder numbers on the ACORD form, and (g) be in form and amounts acceptable to Lender in its reasonable discretion; provided, however, that with respect to any flood insurance required hereunder, acceptable proof of coverage will consist of a copy of the insurance policy, the declarations page of the insurance policy or an application plus proof of premium payment (with a copy of the policy or declarations page provided to Lender within 30 days thereafter) and may not include ACORD or other forms of certificates of insurance. Lender, at its option and upon notice to Borrower, may retain at Borrower’s expense, an insurance consultant to review the insurance for the Property to confirm that it complies with the terms and conditions herein.

5.03Evidence of Insurance; Payment of Premiums. Borrower will deliver to Lender, at least five (5) days before the expiration of an existing policy, evidence acceptable to Lender of the continuation of the coverage of the expiring policy. Nothing contained in this Section will require Lender to incur any expense or take any action hereunder, and inaction by Lender will never be considered a waiver of any right accruing to Lender on account on this Section. Borrower agrees to pay all premiums on such insurance as they become due, and will not permit any condition to exist on or with respect to the Project or the Property which would wholly or partially invalidate any insurance thereon.

5.04Collateral Protection. Unless Borrower provides Lender with evidence satisfactory to Lender of the insurance coverage required by this Agreement, Lender may purchase insurance at Borrower’s expense to protect Lender’s interest in the Property. This insurance may, but need not, protect Borrower’s interest in the Property. The coverages that Lender purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Property. Borrower or Lender (as appropriate) may later cancel any insurance purchased by Lender, but only after Lender receives satisfactory evidence that Borrower has obtained insurance as required by this Agreement. If Lender purchases insurance for the Property, Borrower will be responsible for the costs of that insurance, including any charges imposed by Lender in connection with the placement of insurance, until the effective date of the cancellation or expiration of such insurance. Any amounts so disbursed by Lender pursuant to this Section will be repaid by Borrower within 10 days after written demand. The costs of the insurance may, at Lender’s discretion, be added to Borrower’s total principal obligation owing to Lender, and in any event will be secured by the liens on the Property created by the Loan Documents. It is understood and agreed that (i) the costs of insurance obtained by Lender may be more than the costs of insurance Borrower may be able to obtain on its own, and (ii) in the case of flood insurance, the amount of coverage may be more than required by the Flood Laws.

5.05No Liability; Assignment. Lender will not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurers, or payment of losses, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, thereunder. Borrower hereby absolutely assigns and transfers to Lender all of Borrower’s right, title and interest in and to any unearned premiums paid on policies and any claims thereunder and Lender will have the right, but not the obligation, to assign any then existing claims under the same to any purchaser of the Property at any foreclosure sale; provided, however, that so long as no Default exists and is continuing hereunder, Borrower will have the right under a license granted hereby, and Lender hereby grants to Borrower a license, to exercise rights under said policies and in and to said premiums subject to the provisions of this Agreement. In the event of a foreclosure of the Security Instrument, or other

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transfer of title to the Property in extinguishment in whole or in part of the Loan, all right, title and interest of Borrower in and to the insurance policies then in force and all proceeds payable thereunder will thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

5.06No Separate Insurance. Borrower shall not carry any separate insurance on the Property concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Lender’s prior written consent, and any such policy must have attached a standard non-contributing mortgagee clause, with loss payable to Lender, and must otherwise meet all other requirements herein.

ARTICLE VI: DEFAULTS AND REMEDIES

6.01Defaults. Any of the following events, after passage of the applicable cure period set forth below, will constitute a “Default” hereunder:

(a)Failure to Make Payment. The failure by Borrower to pay in full all outstanding principal, all accrued and unpaid interest and all other amounts owing under the Loan Documents on the Maturity Date; or the failure by Borrower to pay in full any installment of principal of the Loan, any interest on the Loan or any fees or any other amounts due under the Loan Documents (other than payments due on the Maturity Date) when due and such failure continues unremedied for a period of five (5) days after the due date; or the failure by Borrower to make any other payment or deposit required hereunder or under any of the other Loan Documents within the period in the Loan Documents, or if no period is in the Loan Documents, then within five (5) Business Days after demand;

(b)Involuntary Bankruptcy and Other Legal Proceedings. An involuntary proceeding is commenced or an involuntary petition is filed seeking (i) liquidation, reorganization or other relief in respect of Borrower or Guarantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition continues undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing is entered;

(c)Voluntary Bankruptcy and Other Legal Proceedings. Borrower or Guarantor (i) voluntarily commences any proceeding or files any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or petition described in Section 6,01(b), (iii) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or Guarantor or for a substantial part of its assets, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) makes a general assignment for the benefit of creditors, or (vi) takes any action for the purpose of effecting any of the foregoing;

(d)Unable to Pay Debts. The admission in writing by Borrower or Guarantor that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature;

(e)Preservation of Existence; Liquidation of Borrower or Guarantor. The liquidation, termination, winding-up or dissolution of Borrower or Guarantor or any other failure by Borrower or Guarantor to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of jurisdiction of its organization or formation;

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(f)Transfer or Encumbrance of Interest in the Property. The sale, lease (except as permitted under this Agreement), exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance, either voluntarily or involuntarily, or the agreement to do so, of any right, title or interest of Borrower in and to the Property or any portion of the Property, which occurrence is not rendered ineffective within ten (10) days; provided, however, that Borrower is permitted to replace defective, obsolete or worn out personal property, and Borrower is permitted to grant and/or record Permitted Encumbrances;

(g)Transfer or Encumbrance of Interest in Borrower. The sale, exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance, either voluntarily or involuntarily, or the agreement to do so, of any direct or indirect ownership interest in Borrower; or any change (whether voluntary or involuntary) in the management or control of Borrower; or any division of Borrower (whether pursuant to a “plan of division” or other similar arrangement); provided, however, that a Permitted Transfer will not constitute a Default under this Section 6.01(g);

(h)Levy; Attachment; Seizure. The levy, attachment or seizure pursuant to court order of (i) any right, title or interest of Borrower in and to the Property or any portion of the Property or (ii) any direct or indirect ownership interests in Borrower, if such order is not vacated and the proceeding in which it was entered is not dismissed within thirty (30) days of the entry of such order;

(i)Failure of Representations. Any representation or warranty contained herein or in any of the other Loan Documents, or in any certificate or other document executed by Borrower or Guarantor and delivered to Lender pursuant to, or in connection with, this Agreement, is not true and correct in all material respects, or omits to state a material fact necessary to make such representation not misleading, in each case, as of the date made or deemed made;

(j)Claims; Liens; Encumbrances; Stop Notices. Unless Borrower is contesting the same in accordance with the provisions of Section 3.01(c), the filing of any claim of Lien or encumbrance against the Property or any part of the Property that is not released of record within fifteen (15) days after the earlier of Borrower’s actual knowledge of such filing of or notice from Lender to Borrower; or the service on Lender of any stop payment notice or notice to disburser of funds to withhold funds, which is not nullified within fifteen (15) days after the date of such service;

(k)Permits; Utilities; Insurance. (i) The failure of Borrower to keep in full force and effect any material permit, license, consent or approval required for the Project (including, without limitation, any temporary or final certificate of occupancy) that is not fully reinstated within thirty (30) days after the earlier of the date Lender gives Borrower notice of the lapse of effectiveness of such material permit, license, consent or approval or the date Borrower obtains actual knowledge of such lapse of effectiveness; or (ii) the curtailment in availability to the Property of utilities or other public services necessary for the full occupancy and utilization of the Property that is not restored to full availability within thirty (30) days after the earlier of the date Lender gives Borrower notice of such curtailment of availability or the date Borrower obtains actual knowledge of such curtailment of availability unless the same is due to an areawide shutdown by or effecting the applicable utility provider and not caused by an action or inaction of Borrower; or (iii) the failure by Borrower to maintain any insurance required under Section 5.01;

(l)Effectiveness of Loan Documents; Guaranty Revocation. The cessation, for any reason, of any Loan Document to be in full force and effect in all material respects; the failure of any Lien intended to be created by

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the Loan Documents to exist or to be valid and perfected; or the revocation by Guarantor of the Completion Guaranty, the Limited Guaranty, or any other Loan Document executed by Guarantor;

(m)ERISA. Any breach of the provisions of Sections 3.09, 4.01(i) or 4.01(j);

(n)Prohibited Distributions. Any breach of the provisions of Section 3.06 occurs; which is not cured by Borrower within five (5) days after such breach;

(o)Special Purpose Entity Requirements. Any breach of the provisions of Section 3.03 occurs which is not cured by Borrower within five (5) days after such breach;

(p)Judgments. Any judgment or order for the payment of money in excess of $250,000 is rendered against Borrower or in excess of $10,000,000 against Guarantor and either (i) enforcement proceedings have been commenced by a creditor upon such judgment, or (ii) there is a period of fifteen (15) days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect;

(q)Amazon Lease. (i) The occurrence of a default beyond applicable cure periods by Borrower under the Amazon Lease or (ii) the termination of the Amazon Lease without Lender’s prior written consent.

(r)Guarantor Cross-Default. Failure by Guarantor to pay within any applicable notice and grace period after the same becomes due any indebtedness, whether direct or contingent, owing to Lender or any Affiliate of Lender (other than the Loan) or any indebtedness, whether direct or contingent, in an outstanding principal amount of $25,000,000 or more in the aggregate owing to any other Person or Persons;

(s)Borrower Cross-Default. Failure by Borrower to pay within any applicable notice and grace period after the same becomes due (whether on a scheduled payment date or earlier date of acceleration) any indebtedness, whether direct or contingent, owing to Lender or any Affiliate of Lender (other than the Loan) or to any other Person or Persons;

(t)Anti-Corruption Laws and Sanctions. Any breach of the covenants in Section 4.01(l);

(u)Other Loan Document. Any default occurs under any other Loan Document and the same continues beyond any applicable notice and grace period;

(v)Cessation of Construction. Cessation of the work of construction prior to the completion of the Improvements for a continuous period of thirty (30) days or more except as a result of Force Majeure Causes, or the obtaining by any Person of any order or decree in any court of competent jurisdiction enjoining the construction of the Improvements which order or decree is not vacated within thirty (30) days after the granting of such order or decree;

(w)Change in Contractor. The occurrence of any change in the Contractor without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delated;

(x)Failure to Satisfy Construction Obligations. Borrower’s failure to cause the Improvements to be Substantially Completed as and when required by Section 3.12(b); or

(y)Failure to Perform Covenants. The failure of Borrower to fully perform any and all covenants and agreements under this Agreement or under any of the other Loan Documents, and, with respect to covenants and agreements other than those specifically referenced in this Section 6.01, or for which another cure period is

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provided, such failure (“other default”) is not cured by Borrower within thirty (30) days after Lender gives notice to Borrower, unless (i) such other default, by its nature, is not capable of being cured within such period, and (ii) within such period, Borrower commences to cure such other default and thereafter diligently prosecutes the cure, and (iii) Borrower causes such other default to be cured no later than ninety (90) days after the date of such notice from Lender.

6.02Acceleration. If any Default described in Section 6.01(b) or (c) occurs with respect to Borrower, the obligation of Lender to lend or disburse any principal of the Loan will automatically terminate and the Obligations will immediately become due and payable without any election or action on the part of Lender. During the continuance of any other Default, Lender may terminate or suspend the obligation of Lender to lend or disburse any principal of the Loan, or may declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives.

6.03Additional Lender Rights. During the continuance of a Default, without waiving the Default or any right of acceleration or foreclosure under the Loan Documents which Lender may have by reason of such Default or any other right Lender may have against Borrower because of said Default, Lender will have the right (but not the obligation) to take such actions and make such payments as shall be necessary to cure such Default, including the making of any Advance. Borrower will reimburse Lender upon demand for all amounts so expended, and such obligation will constitute an Obligation of Borrower.

6.04Application of Insufficient Funds. Lender will have the right to apply repayments and proceeds of collateral to the Obligations in any order, in its sole discretion.

6.05Right of Setoff. If a Default has occurred and is continuing, Lender and its Affiliates is hereby authorized at any time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Lender or its Affiliate to or for the credit or the account of Borrower against any or all of the Obligations, irrespective of whether or not Lender has made any demand under this Agreement or any other Loan Document and although such obligations of Borrower may be unmatured. The rights of Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which Lender may have.

6.06Right to Complete Construction. Without limitation of any other right or remedy available to Lender under the Loan Documents or applicable law, upon the occurrence and during the continuance of a Default, Lender shall have the right in person or by agent to take possession of the Property and perform any and all work and labor necessary to complete the Improvements and protect the Property from injury. All reasonable sums so expended by Lender shall be deemed to have been paid to Borrower and constitute Obligations. Effective upon the occurrence and during the continuance of a Default, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact, with full power of substitution, to complete the Improvements in the name of Borrower. Borrower hereby empowers said attorney to: (a) use any funds of Borrower, including any funds which may remain undisbursed under this Agreement for the purpose of completing the Improvements; (b) make such additions, changes and corrections in the Plans and Specifications as Lender reasonably deems appropriate; (c) employ such contractors, subcontractors, agents, architects and inspectors as shall be required for said purposes; (d) pay, settle or compromise all existing bills and claims which may be Liens against the Property, or as may be necessary or desirable for such completion of the Improvements or for clearance of title; (e) execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (f) prosecute and defend all actions or

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proceedings in connection with the Property or the construction of the Improvements and take such action and require such performance as it deems necessary under any bond or guaranty of completion; and (g) do any and every act which Borrower might do on its own behalf. It is further understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.

ARTICLE VII: MISCELLANEOUS

7.01Notices.

(a)Generally. Except in the case of notices and other communications expressly permitted or required to be given by electronic communication (and subject to paragraph (b) below), all notices and other communications provided for herein will be in writing and will be delivered by hand or overnight courier service, or mailed by certified or registered mail, as follows:

(i)if to Borrower, to Riverbend Old Statesville, LLC c/o INDUS Realty, LLC, 204 West Newberry Road, Bloomfield, Connecticut 06002 Attention: Anthony J. Galici, Chief Financial Officer (Email: agalici@indusrt.com with copies to (i) the Borrower at the foregoing address Attention: Thomas M. Daniells, Esquire, General Counsel (Email: tdaniells@indusrt.com, and (ii) Murtha Cullina LLP, 280 Trumbull Street, Hartford, Connecticut 06103 Attention: Frank J. Saccomandi, III, Esquire (Email: fsaccomandi@murthalaw.com); and;

(ii)if to Lender: (A) for financial reporting required under Section 3.08, at REB.Compliance@jpmorgan.com; and (B) for all other notices and communications, at 201 N. Central Avenue, 20th Floor, Phoenix, AZ 85004, Attention of Ryan Dempsey (Email Address ryan.m.dempsey@jpmorgan.com.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, will be deemed to have been given when received.

(b)Electronic Notices. Lender or Borrower may, in its discretion, agree to accept notices and other communications by using electronic communications pursuant to procedures approved by them; provided that approval of such procedures may be limited to particular notices or communications. Unless Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address will be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website will be deemed received upon the “receipt” by the intended recipient, at its e-mail address as described in clause (i), of notification that such notice or communication is available and identifying the website address, provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication will be deemed to have been sent at the opening of business on the next Business Day.

(c)Changes in Address. Any party may change its address or email address for notices and other communications hereunder by notice to the other parties hereto.

7.02Waivers; Amendments.

(a)No Deemed Waivers; Remedies Cumulative. No failure or delay by Lender in exercising any right or power under this Agreement will operate as a waiver, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Lender under this

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Agreement are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Borrower therefrom will in any event be effective unless the same will be permitted by Section 7.02(b), and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of any Advance will not be construed as a waiver of any Default or Unmatured Default, regardless of whether Lender may have had notice or knowledge of such Default or Unmatured Default at the time.

(b)Waivers and Amendments. No provision of this Agreement or any other Loan Document may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower and Lender.

7.03Expenses; Limitation of Liability; Indemnity.

(a)Expenses. Borrower will pay (i) all reasonable out -of -pocket expenses incurred by Lender and its Affiliates, including Appraisal fees, inspection fees, Inspecting Professional charges, title and escrow charges, cost of any third party insurance consultant report and the reasonable fees, charges and disbursements of counsel for Lender, in connection with the preparation and administration of this Agreement and the other Loan Documents, any approval or consent requested by Borrower or Guarantor, or any extensions, amendments, modifications or waivers of such provisions, and (ii) all out-of-pocket expenses incurred by Lender, including the reasonable fees, charges and disbursements of any counsel for Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loan, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan.

(b) Limitation of Liability. To the extent permitted by applicable law (i) Borrower shall not assert, and Borrower hereby waives any claim against Lender and any Related Party of Lender (“Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party to this Agreement shall assert, and each such party waives, any Liabilities against any other party to this Agreement, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document (other than the Environmental Indemnity Agreement) or any related agreement or document, the Transactions, the Loan or the use of the proceeds of the Loan; provided that, nothing in this Section 7.03(b) shall relieve Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 7.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c)Indemnity. Borrower will indemnify Lender and each Related Party of Lender (each an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, taxes, judgments, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee and all expenses of litigation or preparation therefor (whether or not the Indemnitee is a party) (collectively, “Liabilities”), incurred by, or asserted against, any Indemnitee, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any related agreement or document, the performance by the parties of their respective obligations under such agreements and documents or the inaccuracy of any of Borrower’s representations, warranties or covenants therein, (ii) the Loan or the use

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of the proceeds of the Loan, (iii) any actual or prospective claim, litigation, investigation, defense, settlement or proceeding relating to any of the foregoing (including, if applicable, in connection with obtaining any prohibited transaction exemption under ERISA or the Code necessary in Lender’s judgment by reason of the inaccuracy of the representations and warranties in Sections 4.01(i) and (j) or a breach of the provisions set forth in Section 3.09); provided that such indemnity will not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of an Indemnitee. The indemnity in this Section 7.03(b) shall not apply to any Liabilities, which are the subject of the Environmental Indemnity Agreement, it being the intention of the parties hereto that Borrower’s liability for environmental matters be governed exclusively by the Environmental Indemnity Agreement and not by this Agreement. The obligations of Borrower under this Section 7.03(c) shall survive the termination of this Agreement and the payment in full of the Obligations.

(d) Payment. All amounts due under this Section 7.03 will be payable promptly after written demand.

7.04Successors and Assigns.

(a)Binding Effect. The provisions of this Agreement are binding upon, and inure to the benefit of, the parties and their respective successors and assigns permitted under this Agreement. Except as permitted under this Agreement, Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender, in Lender’s sole discretion (and any attempted assignment or transfer by Borrower without such consent shall be void). Nothing in this Agreement, expressed or implied, will be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, participants of Lender and, to the extent expressly contemplated hereby, the Related Parties of Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignment by Lender.

(i)Subject to the conditions in Section 7.04(b)(ii), Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loan at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of Borrower; provided no consent of Borrower will be required for an assignment to an Affiliate of Lender or an Approved Fund or, if a Default has occurred and is continuing, any other assignee.

(ii)Subject to Lender’s notification to Borrower of an assignment, assignee will be a party to this Agreement and, to the extent of the interest assigned, have the rights and obligations of a Lender under this Agreement, and Lender will, to the extent of the interest assigned, be released from its obligations under this Agreement (and, in the case of an assignment covering all of Lender’s rights and obligations under this Agreement, such Lender will cease to be a party but shall continue to be entitled to the benefits of Section 7.03). Borrower agrees to execute any amendment and/or any other document that may be necessary to effectuate such an assignment, including an amendment to this Agreement to provide for multiple lenders and an administrative agent to act on behalf of such lenders and other Loan Syndications and Trading Association market standard provisions acceptable to Borrower and Lender.

(c)Pledges by Lender. Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section will not apply to any such pledge or assignment of a

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security interest; provided that no such pledge or assignment of a security interest will release Lender from any of its obligations under this Agreement or substitute any such pledgee or assignee for Lender as a party.

7.05Survival. All covenants, agreements, representations and warranties made by Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents will be considered to have been relied upon by Lender and will survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loan, regardless of any investigation made by Lender or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Default or Unmatured Default or incorrect representation or warranty at the time any credit is extended hereunder, and will continue in full force and effect as long as the principal of or any accrued interest on any portion of the Loan or any fee or any other amount payable under this Agreement is outstanding. The provisions of Section 7.03 shall survive and remain in full force and effect regardless of the consummation of the Loan, the repayment of the Loan, the expiration or termination of the Commitment or the termination of this Agreement or any provision of this Agreement.

7.06Counterparts; Integration; Effectiveness; Electronic Execution.

(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter of this Agreement and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter of this Agreement.

(b)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 7.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement, any other Loan Document and/or such Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require Lender to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent Lender has agreed to accept any Electronic Signature, Lender shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of Borrower or Guarantor without further verification thereof and without any obligation to review the appearance or form of any Electronic Signature and (ii) upon the request of Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among Lender, Borrower and Guarantor, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that

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reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) Lender, may, at its option, create one or more copies of this Agreement, any other Loan Document and/or Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), and (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of the Agreement, such other Loan Documents and Ancillary Document based solely on the lack of paper original copies of this Agreement, any other Loan Document and/or Ancillary Document, respectively, including with respect to any signature pages thereto, and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

7.07Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

7.08Governing Law; Jurisdiction; Consent to Service of Process.

(a)Governing Law. This Agreement will be construed in accordance with and governed by the internal laws (and not the law of conflicts) of the State of New York, except preempted by federal laws applicable to national banks.

(b)Consent to Jurisdiction. Each of the parties to this Agreement hereby (i) submits, for itself and its property, to the nonexclusive jurisdiction of any United States Federal or State court sitting in New York, New York or Mecklenburg County, North Carolina, and any appellate court in such jurisdiction, in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, (ii) agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against Lender or any of its Related Parties may only) be heard and determined in such State or, to the extent permitted by law, in such Federal court, and (iii) agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document will affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Borrower or Guarantor or its properties in the courts of any jurisdiction.

(c)Waiver of Objection to Venue. Each of the parties to this Agreement waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 7.08(b). Each of the parties hereto hereby waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d)Service of Process. Each party to this Agreement consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

7.09WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.10Confidentiality. Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to the Obligations or the enforcement of rights under the Loan Documents, (f) subject to an agreement containing provisions substantially the same as those of this Section 7.10, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the consent of Borrower, (h) to holders of equity interests in Borrower, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Lender on a non-confidential basis from a source other than Borrower. For the purposes of this Section, “Information” means all information received from Borrower relating to Borrower or its business, other than any such information that is available to Lender on a non-confidential basis prior to disclosure by Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section will be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Lender acknowledges that information (as defined in this Section) furnished to it pursuant to this Agreement may include material non-public information concerning Borrower, Guarantor, and their Related Parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws.

7.11Interest Rate Limitation. If any amount contracted for, charged or received with respect to the Loan or any prepayment by Borrower results in the computation or earning of any interest in excess of that permitted by

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law, then (i) such excess sum received by Lender will be credited as a payment of principal unless Borrower notifies Lender in writing that Borrower elects to have such excess returned to Borrower, and (ii) the provisions of this Agreement and the other Loan Documents will immediately be deemed reformed to comply with applicable law and to permit the recovery of the fullest amount otherwise provided by this Agreement and the other Loan Documents.  All amounts treated as interest on the Loan under applicable law will be spread throughout the full term of the Loan until paid in full, so that the rate or amount of interest applicable to the Loan does not exceed the usury ceiling from time to time in effect.

7.12Replacement Documentation. Promptly upon request by Lender, Borrower will, at Borrower’s sole expense, (i) promptly correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as Lender may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and any of the Liens intended to be created thereunder, (C) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed necessary, desirable or proper by Lender to comply with the requirements of any Governmental Authority having jurisdiction over Lender. Upon any failure by Borrower to do so, Lender may make, execute and record any and all such instruments, certificates and other documents for and in the name of Borrower, all at the sole expense of Borrower, and Borrower hereby appoints Lender the agent and attorney-in-fact of Borrower to do so, this appointment being coupled with an interest and being irrevocable.

7.13Statements. Lender may from time to time provide Borrower with account statements or invoices with respect to any of the Obligations (the “Statements”). Lender is under no duty or obligation to provide Statements, which if provided, will be solely for Borrower’s convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Obligations. If Borrower pays the full amount indicated on a Statement on or before the due date indicated on such Statement, Borrower will not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by Lender of any payment that is less than the total amount actually due at that time (including, but not limited to, any past due amounts) will not constitute a waiver of Lender’s right to receive payment in full as provided by the terms of this Agreement and the other Loan Documents.

7.14LIBOR Notification.  The interest rate on the Loan is determined by reference to the LIBOR Rate, which is derived from the London interbank offered rate ("LIBOR"). LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. LIBOR is currently the subject of regulatory reform and regulators have signaled the need to use alternative benchmark reference rates for LIBOR. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that (i) immediately after December 31, 2021, publication of the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; (ii) immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; and (iii) immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published, and Borrower and Guarantor should

40

consult their own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to implement new or alternative reference rates to be used in place of LIBOR. In the event LIBOR is no longer available (or in certain other circumstances), Section 2.06 of this Agreement provides a mechanism for determining an alternative rate of interest. Lender will inform Borrower of any change to the reference rate upon which the interest rate of the Loan is based. However, Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to LIBOR or any other rates in the definition of LIBOR Rate or with respect to any alternative, successor or replacement reference rates, including whether the composition or characteristics of any such alternative, successor or replacement reference rates will be similar to or produce the same value or economic equivalence as LIBOR and/or the LIBOR Rate or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability.

7.15Release of Roadway. Lender acknowledges that in accordance with the plans for the Improvements which have been approved by all applicable Governmental Authorities, Borrower is obligated to construct, and upon completion thereof, dedicate to the applicable Governmental Authority, a roadway along the southern boundary of the Property (as shown on the Plans and Specifications) which is to be a public road. Lender agrees that, upon request of Borrower once such roadway has been completed in accordance with the approved Plans and Specifications, Lender, at no expense to Lender, shall cooperate with Borrower in its dedication of such roadway to the applicable Governmental Authority and shall execute and deliver, and cause the Trustee to execute and deliver, any release or other documentation which is reasonably required to release such roadway from the lien of the Security Instrument; provided, however, that Lender’s obligation to release such roadway from the lien of the Security Instrument is expressly conditioned upon the satisfaction of the following conditions precedent:

(a)Lender shall have received evidence satisfactory to Lender that: (i) the portion of the Property to be released and the portion of the Property which shall remain encumbered by the Security Instrument are all legal parcels lawfully created in compliance with all subdivision laws and ordinances and, at Borrower’s sole cost, Lender shall have received any title insurance endorsements to that effect reasonably requested by Lender; and (ii) the portion of the Property which shall remain encumbered by the Security Instrument has the benefit of all utilities, easements, public and/or private streets, covenants, conditions and restrictions as may be necessary, in Lender’s reasonable opinion, for the anticipated development, improvement and use thereof in accordance with the Plans and Specifications, the Development Agreement and the Lease; and

(b)not more than ten (10) days after such partial release of the Security Instrument, such roadway shall be dedicated and/or conveyed by Borrower to such Governmental Authority.

7.16Restrictions on Easements, Covenants and Restrictions. Borrower will not create or suffer to be created or to exist any easement, right of way, restriction, covenant, condition, license, cross easement, reciprocal parking agreement, or other right in favor of any Person or entity which affects or might affect title to the Property or the use and occupancy of the Property or any part thereof without (i) submitting to Lender the proposed instrument creating such easement, right of way, covenant, condition, license or other right, accompanied by a survey in recordable form showing the exact location thereof and such other information as Lender may reasonably request and (ii) obtaining the prior written approval of Lender. With respect to utility easements which are required in connection with the completion of construction and/or operation of the Improvements, Lender agrees not to unreasonably withhold, condition or delay its consent and agrees to provide, and cause the Trustee under the Security Instrument to provide, any subordination agreement

41

subordinating the lien of the Security Instrument to such utility easements, in a form reasonably acceptable to Lender, which may be required in connection with Borrower’s grant of such utility easements to the applicable utility provider.

7.17Borrower Not Obligated to Enter into Swap Agreements. It is understood and agreed that Borrower is not obligated to enter into any Swap Agreements in connection with the Loan.

[Signatures on the Following Page]

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IN WITNESS WHEREOF, the parties have caused this Construction Loan Agreement to be executed and delivered by their respective authorized officers as of the date of this Agreement.

BORROWER:

RIVERBEND OLD STATESVILLE, LLC

a North Carolina limited liability company

By:	/s/Anthony J. Galici

Name:	Anthony J. Galici

Title:	Executive Vice President

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/Ryan Dempsey

Name:	Ryan Dempsey

Title:	Authorized Officer

S-1

EXHIBIT A: LEGAL DESCRIPTION

That certain real property located in Mecklenburg County, North Carolina more particularly described as follows:

PARCEL ONE

Lying and being situate in Mecklenburg County, North Carolina, and being more particularly described as follows:

COMMENCING at an existing concrete monument with North Carolina Grid Coordinates N:589020.31 E:1455703.90; THENCE with a tie line North 19 degrees 54 minutes 03 minutes West, a distance of 35.54 feet to a calculated point and POINT OF BEGINNING marking the northern line of Carrier Corporation & Tax Department (now or formerly) as described in Deed Book 9970, Page 918 of the Mecklenburg County Registry;

THENCE with the northern line of the aforementioned Carrier Corporation & Tax Department the following five (5) courses and distances 1) North 88 degrees 09 minutes 35 seconds West, a distance of 91.49 feet to a point; 2) THENCE along a curve to the right having an arc length of 104.94 feet, and a radius of 1050.00 feet, being subtended by a chord bearing of North 85 degrees 17 minutes 48 seconds West, a distance of 104.90 feet to a point; 3) THENCE North 82 degrees 26 minutes 00 seconds West, a distance of 170.43 feet to a point; 4) THENCE along a curve to the left having an arc length of 45.20 feet, and a radius of 1350.00 feet, being subtended by a chord bearing of North 83 degrees 23 minutes 33 seconds West, a distance of 45.20 feet to a point; 5) THENCE North 84 degrees 21 minutes 06 seconds West, a distance of 266.69 feet to a point marking the eastern line of Oldcastle APG South Inc (now or formerly) as described in Deed Book 28263, Page 828; THENCE with the eastern line of the aforementioned Oldcastle APG South Inc and HS-Tampa FL LLC & Property Tax Department (now or formerly) as described in Deed Book 17235, Page 382 North 05 degrees 31 minutes 39 seconds East, a total distance of 413.71 feet to an existing concrete monument marking the southernmost corner of Norris Inc (now or formerly) as described in Deed Book 5721, Page 182, passing an existing #5 rebar marking the southern margin of an unopened 60’ right of way, as shown in Map Book 22, Page 29 at a distance of 21.17 feet and passing an existing #6 rebar marking the southern line of the aforementioned HS-Tampa FL LLC & Property Tax Department at an additional distance of 60.75 feet; THENCE with the southern line of the aforementioned Norris Inc and the southern line of Riverbend Old Statesville, LLC (now or formerly) as described in Deed Book 33672, Page 209 the following two (2) courses and distances 1) North 62 degrees 32 minutes 53 seconds East, a distance of 438.80 feet to an existing concrete monument passing an existing #5 rebar at a distance of 110.73 feet; 2) THENCE South 19 degrees 54 minutes 03 seconds East, a distance of 722.66 feet to the POINT OF BEGINNING, having an area of 6.874 acres, more or less.

PARCEL TWO

Lying and being situate in Mecklenburg County, North Carolina, and being more particularly described as follows:

COMMENCING at an existing concrete monument with North Carolina Grid Coordinates N:589020.31 E:1455703.90; THENCE with a tie line North 19 degrees 54 minutes 03 minutes West, a distance of 35.54 feet to a calculated point and POINT OF BEGINNING marking the southeastern corner of Riverbend Old Statesville, LLC (now or formerly) as described in Deed Book 33678, Page 169 of the Mecklenburg County Registry;

THENCE with line of the aforementioned Riverbend Old Statesville, LLC the following two (2) courses and distances 1) North 19 degrees 54 minutes 03 seconds West, a distance of 722.66 feet to an existing concrete monument; 2) THENCE South 62 degrees 32 minutes 53 seconds West, a distance of 328.07 feet to an existing #5 rebar marking the southeastern corner of Norris Inc (now or formerly) as described in Deed Book 5721, Page 182; THENCE with the eastern line of the aforementioned Norris Inc North 01 degrees 52 minutes 21 seconds West, a distance of 949.72 feet to an existing #5 rebar marking the southern line of SWD Investments LLC C/O Silas W Davis Jr (now or formerly) as described in Deed Book 27931, Page 640; THENCE South 69 degrees 10 minutes 22 seconds East, a distance of 1074.31 feet to an existing #5 rebar marking the northwestern corner of Mecklenburg County C/O Real Estate/Finance Dept (now or formerly) as described in Deed Book 2940, Page 318; THENCE with the southern line of the aforementioned Mecklenburg County C/O Real Estate/Finance Dept

A-1

the following two (2) courses and distance 1) South 69 degrees 10 minutes 22 seconds East, a distance of 111.59 feet to a calculated point in a concrete lid at spring; THENCE South 87 degrees 13 minutes 42 seconds East, a distance of 397.91 feet to a calculated point marking the centerline of Old Statesville Road; THENCE with the centerline of Old Statesville Road the following ten (10) courses and distances 1) South 05 degrees 28 minutes 16 seconds East, a distance of 288.50 feet; 2) THENCE South 04 degrees 12 minutes 39 seconds East, a distance of 100.00 feet to a point; 3) THENCE South 01 degrees 19 minutes 48 seconds East, a distance of 88.17 feet to a point; 4) THENCE South 00 degrees 09 minutes 06 seconds West, a distance of 100.00 feet to a point 5) THENCE South 02 degrees 30 minutes 30 seconds West, a distance of 100.01 feet to a point; 6) THENCE South 04 degrees 11 minutes 28 seconds West, a distance of 100.00 feet to a point; 7) THENCE South 06 degrees 17 minutes 04 seconds West, a distance of 99.97 feet to a point; 8) THENCE South 07 degrees 19 minutes 33 seconds West, a distance of 82.76 feet; feet to a point 9) THENCE South 07 degrees 56 minutes 12 seconds West, a distance of 144.95 feet to a point; 10) THENCE South 07 degrees 36 minutes 46 seconds West, a distance of 44.94 feet to a point marking the northeastern corner of Carrier Corporation & Tax Department (now or formerly) as described in Deed Book 9970, Page 918; THENCE with the northern line of the aforementioned Carrier Corporation & Tax Department the following six (6) courses and distances 1) North 81 degrees 59 minutes 15 seconds West, a distance of 325.35 feet; 2) THENCE North 79 degrees 17 minutes 50 seconds West, a distance of 85.22 feet;3) THENCE North 81 degrees 59 minutes 15 seconds West, a distance of 229.02 feet;4) THENCE along a curve to the left having an arc length of 62.60 feet, and a radius of 952.47 feet, being subtended by a chord bearing of North 83 degrees 52 minutes 28 seconds West, a distance of 62.59 feet to a; 5) THENCE with a compound curve to the left having an arc length of 39.74 feet, and a radius of 950.00 feet, being subtended by a chord bearing of North 86 degrees 57 minutes 40 seconds West, a distance of 39.74 feet to a; 6) THENCE North 88 degrees 09 minutes 35 seconds West, a distance of 180.67 feet to the POINT OF BEGINNING, having an area of 36.572 acres, more or less.

45

EXHIBIT B: CLOSING CONDITIONS

(a)

Loan Documents and Certain Third Party Documents. Lender shall have received on or before the date of this Agreement, the following documents fully executed and in form and substance satisfactory to Lender: (i) Loan Documents; (ii) Borrower Financing Statement; (iii) BAQ; (iv) the Contractor Subordination Agreement; (v) the Architect Subordination Agreement; and (vi) Engineer Subordination Agreement.

(b)	Additional Closing Deliveries. Lender shall have received on or before the date of this Agreement, the following in form and substance satisfactory to Lender:
(i)	An opinion or opinions from counsel for Borrower and Guarantor covering such items as Lender and its counsel may reasonably require;
(ii)

Copies of organizational documents for Borrower, Guarantor and any other entity reasonably requested by Lender based on the organizational chart for Borrower, together with good standing certificates (or their equivalent in the jurisdiction of organization of the applicable entity), resolutions, incumbency certificates, and such other evidence of authority to enter into the Loan Documents as Lender may reasonably require;

(iii)

Current UCC, tax and judgment searches dated no earlier than thirty (30) days prior to the date of this Agreement made in such places as Lender may reasonably specify, covering Borrower and showing no filings relating to, or which could relate to, the Property other than those made under this Agreement;

(iv)	Evidence of the insurance required under Section 5.01;
(v)	A commitment to issue the Title Policy, together with copies of all documentation evidencing exceptions therein;
(vi)	An ALTA/NSPS survey of the Property certified in a manner acceptable to Lender (the “Survey”);
(vii)	Evidence satisfactory to Lender that the Loan-to-Value Ratio is no more than fifty percent (50%);
(viii)	An Appraisal of the Property;
(ix)	The most recent available financial statements of Borrower and Guarantor;
(x)	Evidence of satisfaction of the Flood Insurance Requirements;
(xi)	An environmental report with respect to the Property prepared by an environmental consultant acceptable to Lender;
(xii)	Reserved.

(xiii)	Evidence indicating compliance by the Improvements with applicable zoning requirements (without requirement for a variance);
(xiv)	Evidence that all utilities and municipal services (other than electricity and gas) required for the construction and operation of the Improvements are available at the Property;
(xv)

Copies of the executed Amazon Lease, together with a tenant estoppel certificate, and a fully executed subordination, non-disturbance and attornment agreement in form and substance acceptable to Lender for the Amazon Lease;

(xvi)	A Certification of Non-Foreign Status;
(xvii)	A signed IRS Form W-8 or W-9 as applicable;

(xviii) Reserved;

(xix)

A geotechnical report with respect to the Property prepared by an engineer acceptable to Lender, and copies of all other inspection and test reports with respect to the Property made by, or for, Borrower;

(xx)	The Beneficial Ownership Certification; and
(xxi)	Copies of the executed Development Agreement,

Such other information and documents as Lender may reasonably require.

(c)	No Default. No Default or Unmatured Default shall have occurred and be continuing.
(d)	Construction Documents. Lender shall have received on or before the date of the Initial Advance, the following in form and substance satisfactory to Lender in its commercially reasonable judgment:
(i)	The Plans and Specifications;
(ii)	A plan and cost review report from the Inspecting Professional;
(iii)	The Construction Schedule;
(iv)	The Budget;
(v)	The Architect’s Certificate;
(vi)	Reserved;
(vii)

Evidence that all permits, certificates, licenses and approvals required under all applicable Legal Requirements for the construction of the Improvements, to the extent required given the stage of construction;

(viii)	A copy of the executed Construction Contract together with a schedule of values;
(ix)	Reserved.
(x)	Copies of such financial statements of the Contractor and each subcontractor as Lender may reasonably require, including balance sheets and profit and loss statements;
(xi)

A copy of the standard form of subcontract to be used by the Contractor, which form shall not prohibit an assignment of the subcontract to Lender or require the subcontractor’s consent thereto and shall be used for all subcontracts; and

(xii)

Additional documents and information relating to the design and construction of the Improvements as required by Lender and consistent with the requirements in this Exhibit B and customarily required by construction lenders for projects similar to the Improvements

EXHIBIT C: ADVANCES

(a)

Equity Investment. On or before the date of the Initial Advance, Lender shall have received satisfactory evidence that (i) Borrower has invested equity in the Project in an amount not less than Thirteen Million Six Hundred Twenty-Four Thousand One Hundred Twenty and No/100 Dollars ($13,624,120.00) (the “Borrower’s Equity Requirement”), and (ii) Borrower has contributed the Total HVCRE Equity including the 15% Equity Contribution Requirement.

(b)	Borrowing Request. Lender shall have received a Borrowing Request.
(c)

Draw Package. Lender shall have received the following in form and substance satisfactory to Lender (collectively, a “Draw Package”) at least ten (10) Business Days prior to the date of the requested Advance:

(i)	a fully completed and executed request for loan advance in the form of Schedule 1 attached;
(ii)	a Project Summary and Transfer Request in form and detail acceptable to Lender in its commercially reasonable judgment;
(iii)	a list of Soft Costs to be paid from the requested Advance, and copies of invoices for each item of Soft Costs;
(iv)	an AIA Form G702 and G703 or similar form from the Contractor (with Contractor’s sworn statement and application for payment attached);
(v)

copies of invoices and conditional and unconditional partial lien waivers or releases of lien (or, in the case of an Advance for payment of final construction costs and release of retainage to the Contactor, an unconditional final lien waiver or release of lien) for all lienable work done and materials delivered;

(vi)

Borrower shall require Contractor to provide to the Inspecting Professional: current copies of all executed change orders for the requested Advance, PCO and CO logs, RFI logs, buy-out logs, executed subcontracts, subcontractor applications for payment, material testing logs, meeting minutes, lien waiver tracking logs and current updated construction schedule;

(vii)	a current schedule of Stored Materials and a schedule of materials with deposits acceptable to Lender in its commercially reasonable judgment;
(viii)

a list of Tenant Allowance Payments to be paid from the requested Advance, copies of the requests from tenants for the payment of such Tenant Allowance Payments and evidence that all of the conditions for such payment under the applicable Approved Lease have been satisfied;

C-1

(ix)

a list of Tenant Improvement Costs (other than Tenant Allowance Payments) to be paid from the requested Advance, and draw request certifications in the forms described in clause (iv) above from the contractor and architect for the applicable tenant improvement;

(x)

to the extent not previously delivered to Lender, copies of all permits, certificates, licenses and approvals required under applicable Legal Requirements for the construction of the Improvements as of the date of the requested Advance and copies of all subcontracts

(xi)

confirmation that all Project Costs to be funded with the requested Advance constitute “Allowable Development Costs” as defined and described in the Development Agreement and that the Draw Package has been approved or deemed approved by Amazon Tenant pursuant to and in accordance with the Development Agreement; and

(xii)	additional documentation reasonably requested by Lender.
(d)	Inspecting Professional’s Report. Lender shall have received a report from the Inspecting Professional approving the subject Draw Package (including all Soft Costs).
(e)

Title Endorsements. If required to do so to have the title policy cover the amount of each new advance, Lender shall have received a commitment from the title company approved by Lender to issue an endorsement to the Title Policy extending the coverage to include the date and the amount of the requested Advance, without exception for any matter not previously approved by Lender in writing.

(f)	Loan In Balance. The Loan shall be “in balance.”
(g)

No Default or Unmatured Default. No Default or Unmatured Default shall have occurred and be continuing; provided, however, that the absence of an Unmatured Default which will be cured by the requested Advance shall not be a condition to such Advance.

(h)

Representations and Warranties. The representations and warranties made under this Agreement or under any of the other Loan Documents, or in any certificate or other document executed by Borrower or Guarantor and delivered to Lender pursuant to, or in connection with, this Agreement, shall be true and correct in all material respects as of the applicable Borrowing Date except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct on and as of such specified date.

(i)

Amazon Lease. The Amazon Lease remains in full force and effect and Borrower shall not have received any notice from Amazon Tenant of an election to terminate the Amazon Lease, whether pursuant to Section 4.06 or 4.07 of the Development Agreement or otherwise.

C-2

(j)

Utilities. Prior to the Initial Advance of the Loan, Borrower shall deliver to Lender evidence that all electricity and gas utility services required for the construction and operation of the Improvements are available at the Property.

Each Draw Package submitted by Borrower shall constitute a representation and warranty by Borrower that, except as otherwise specifically disclosed in such Draw Package and labeled as a “Disclosure” (a “Disclosure”), all of the conditions to the applicable Advance in this Agreement have been and remain satisfied as of the applicable Borrowing Date. If Lender elects to make an Advance notwithstanding matters which are the subject of a Disclosure, the waiver of such matters shall be effective for that Advance only, and such matters must be corrected before the next Advance.

C-2

SCHEDULE 1

FORM OF BORROWING REQUEST

REQUEST FOR LOAN ADVANCE

JPMorgan Chase Bank, N.A.

Commercial Real Estate Loan Administration

Draw #:

Project Name:

Requested Disbursement Date (which must be a Business Day):

RE: Construction Loan Agreement dated as of May 7, 2021 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), between Riverbend Old Statesville, LLC, a North Carolina limited liability company (“Borrower”), and JPMorgan Chase Bank, N.A. (“Lender”). (Undefined terms used herein shall have the same meaning as in the Agreement).

1.	Borrower hereby requests an Advance pursuant to Section 2.02 of the Agreement in the amounts set forth below. Borrower acknowledges that these amounts are subject to inspection, verification, available funds and satisfaction of all terms and conditions of the Agreement. Borrower understands that no funds shall be disbursed on any property for which a payoff amount has been quoted by Lender.

Source	Requested Amount
Construction Loan	$
Borrower Equity	$
[Other]	$

2.	Borrower agrees:

a.	(i) To provide, if requested by Lender, a listing of all vendors showing the name and the amount currently due each party to whom Borrower is obligated for labor, materials, and/or services supplied and (ii) that this information would be provided in support of this request.

b.	Timing of the release of funds will be pursuant to the terms of the Agreement. Incorrect or incomplete draw documentation may result in delays to the timing of the release of funds.

3.	Borrower certifies that the statements made in this request and in any documents submitted in the Draw Package are true and the undersigned is fully authorized to execute this request on its behalf.

Date: Riverbend Old Statesville, LLC

By:

(Must be an authorized signer)

Printed Name:

Title:

C-2

EXHIBIT D: LITIGATION AGAINST BORROWER, THE PROPERTY, OR GUARANTOR

NONE

D-1

EXHIBIT E: FORM OF BORROWER COMPLIANCE CERTIFICATE

[BORROWER’S LETTERHEAD]
[Address]

______________, 20___

COMPLIANCE CERTIFICATE

Via Email REB.Compliance@jpmorgan.com

JPMorgan Chase Bank, N.A.

Attention:  Ryan Dempsey

Ladies and Gentlemen:

This compliance certificate (this “Certificate”) is being delivered by Riverbend Old Statesville, LLC, a North Carolina limited liability company (“Borrower”) pursuant to Section 3.08(a)(iii) of that certain Construction Loan Agreement, dated as of May 7, 2021, by and between Borrower and Lender (as the same may have been or may hereafter be amended, modified, supplemented, restated and/or replaced from time to time, the “Loan Agreement”).  All capitalized terms used but not defined in this Certificate shall have the meanings given in the Loan Agreement.

This Certificate is being given for the fiscal [quarter] [year] ending on ______________, 20__ (the “Covenant Certification Date”).  Borrower hereby certifies to Lender as follows:

1.The undersigned is currently the ____________ of Borrower and is fully authorized to act in such capacity and execute and deliver this Certificate.

2.No Default or Unmatured Default has occurred and is continuing as of the date of this Certificate, except as set forth below [if blank, there are no exceptions]:

________________________________________________

________________________________________________

________________________________________________

3.All representations and warranties made by Borrower in the Loan Documents (and any certificate, document or financial or any other statement furnished pursuant to, or in connection therewith) remain true and correct in all material respects (except for changes in conditions disclosed to Lender that would not cause a Default under the Loan Documents) on, and as of, the date of this Certificate with the same force and effect as if made on, and as of, such date.

4.No material adverse effect as to Borrower has occurred since the date of the last compliance certificate delivered to Lender pursuant to Section [3.08(a)(iii)] of the Loan Agreement, and no event or condition that could reasonably be expected to have a material adverse effect in the financial condition of Borrower has occurred, except as set forth below [if blank, there are no exceptions]:

________________________________________________

________________________________________________

________________________________________________

5.Attached hereto as Exhibit A are the [quarterly] [annual] financial statements of Borrower required by Section 3.08[(a)(i)][(a)(ii) of the Loan Agreement for the fiscal [quarter] [year] ending on _______________, 20__, which financial statements are true, accurate and complete as of the date thereof.

6.Attached hereto as Exhibit B are the quarterly operating statements, leasing reports and rent rolls required by Section 3.08(a)(i) of the Loan Agreement, which operating statements, leasing reports and rent rolls, are true, accurate and complete as of the date hereof.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ______ day of _______, __________.

BORROWER:

RIVERBEND OLD STATESVILLE, LLC,
a North Carolina limited liability company

By: _____________________________________

Name:

Title:

[Signature Page to Compliance Certificate]

EXHIBIT A

FINANCIAL STATEMENTS,

EXHIBIT B

OPERATING STATEMENTS AND LEASING REPORTS

E-5

EXHIBIT F: FORM OF GUARANTOR COMPLIANCE CERTIFICATE

[GUARANTOR’S LETTERHEAD]
[Address]

______________, 20___

COMPLIANCE CERTIFICATE

Via Email REB.Compliance@jpmorgan.com

JPMorgan Chase Bank, N.A.

Attention:  Ryan Dempsey

Ladies and Gentlemen:

This compliance certificate (this “Certificate”) is being delivered by INDUS Realty Trust, Inc., a Maryland corporation (“Guarantor”) pursuant to Section 3.08(b)(iii) of that certain Construction Loan Agreement, dated as of May 7, 2021 by and between Borrower and Lender (as the same may have been or may hereafter be amended, modified, supplemented, restated and/or replaced from time to time, the “Loan Agreement”).  All capitalized terms used but not defined in this Certificate shall have the meanings given in the Loan Agreement.

This Certificate is being given for the fiscal [quarter] [year] ending on ______________, 20__ (the “Covenant Certification Date”).  Guarantor hereby certifies to Lender as follows:

1.The undersigned is currently the ____________ of Guarantor and is fully authorized to act in such capacity and execute and deliver this Certificate.
2.No Default or Unmatured Default, has occurred and is continuing as of the date of this Certificate, except as set forth below [if blank, there are no exceptions]:

________________________________________________

________________________________________________

________________________________________________

3.All representations and warranties made by Guarantor in the Loan Documents (and any certificate, document or financial or any other statement furnished pursuant to or in connection therewith) remain true and correct in all material respects (except for changes in conditions disclosed to Lender that would not cause a Default under the Loan Documents) on and as of the date of this Certificate with the same force and effect as if made on and as of such date.
4.No material adverse effect as to Guarantor has occurred since the date of the last compliance certificate delivered to Lender pursuant to Section 3.08(b)(iii) of the Loan Agreement, and no event or condition that could reasonably be expected to have a material adverse effect in the financial condition of Guarantor has occurred, except as set forth below [if blank, there are no exceptions]:

________________________________________________

________________________________________________

________________________________________________

5.Attached hereto as Exhibit [A] are the [quarterly] [annual] financial statements of Guarantor required by Section [3.08(b)(i)][3.08(b)(ii)] of the Loan Agreement for the fiscal [quarter] [year] ending on _______________, 20__, which financial statements are true, accurate and complete as of the date thereof.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ______ day of _______, __________.

GUARANTOR:

INDUS REALTY TRUST, INC.,

a Maryland corporation

By:

Name:

Title:

[Signature Page to Compliance Certificate]

EXHIBIT A

FINANCIAL STATEMENTS

EXHIBIT G: BUDGET

NAI-1516568741v8

G-1